Exhibit 99.10

Estimates

Fiscal Year Ending March 31, 2015

Estimates

Fiscal Year Ending March 31, 2015

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2014/15. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and forecast information for the 2013/14 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/.

The 2014/15 Estimates are comprised of three separate sections:

1.             Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF appropriations.

2.             Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.               Summary — summarizes total voted and statutory (Special Account) expense, capital, and other financing transactions.

2.                  Core Business Summary — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.                  Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.                  Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.                  Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.             Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2013/14 main Estimates to the restated 2013/14 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures; for loans, investments and other requirements; and for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Appropriations

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.                Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2014/15 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2012/13 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/12_13/pa12_13.htm.

2.                Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include the SUCH sector (school districts, post-secondary institutions, and regional health authorities and hospital societies) and taxpayer-supported Crown corporations and agencies.

3.                Consolidation — The 2014/15 Estimates fully consolidates the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2014/15 Estimates

For comparative purposes the 2013/14 Estimates and Forecast have been restated to be consistent with the 2014/15 Estimates presentation as follows:

1.                 Consolidated Revenue Fund (CRF) — Schedule A presents a detailed reconciliation of the restatement of CRF operating expenses and capital expenditures. These restatements reflect the government reorganizations since the 2013/14 Estimates as presented to the Legislative Assembly June 27, 2013; incorporate a number of inter-ministry transfers and/or changes; and adjust total expense for presentation changes.

2.                 Summary Financial Statements — There are no presentation changes to the comparative summary financial projections for 2013/14.

ESTIMATES, 14/15

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2013/14	2013/14		2014/15
		Financial Assets[3]
3,326,000	2,746,000	Cash and temporary investments	2,030,000
5,178,000	5,433,000	Receivables and inventories for resale	5,447,000
4,530,000	4,591,000	Loans and other investments	4,542,000
379,000	825,000	Sinking funds	779,000
7,946,000	8,171,000	Equity in self-supported Crown corporations	8,033,000
19,144,000	19,061,000	Financed assets of self-supported Crown corporations [4]	20,757,000
40,503,000	40,827,000		41,588,000

		Liabilities
8,651,000	8,980,000	Accounts payable and accrued liabilities	9,143,000
9,216,000	9,236,000	Deferred revenue	8,744,000
17,867,000	18,216,000		17,887,000
		Debt [5]
62,422,000	61,643,000	Total provincial debt	64,538,000
379,000	825,000	Add: Debt offset by sinking funds	779,000
(748,000)	(737,000)	Less: Guarantees and non-guaranteed debt	(730,000)
62,053,000	61,731,000	Financial statement debt before forecast allowance	64,587,000
150,000	100,000	Forecast allowance	200,000
62,203,000	61,831,000	Total debt	64,787,000
80,070,000	80,047,000	Total Liabilities	82,674,000
(39,567,000)	(39,220,000)	Net Liabilities	(41,086,000)
		Non-Financial Assets[3]
38,398,000	38,124,000	Investment in capital assets (net) [6]	39,949,000
1,579,000	1,554,000	Restricted assets	1,607,000
1,249,000	1,290,000	Other assets	1,287,000
41,226,000	40,968,000		42,843,000
1,659,000	1,748,000	Accumulated Surplus (Deficit)	1,757,000

1 Figures have been rounded to the nearest million.

2 The 2013/14 Estimates and Forecast amounts have been restated to conform with the 2014/15 Estimates presentation. See Significant Presentation Changes for details.

3 Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

4 Includes loans to Crown corporations for the purchase of capital assets.

5 Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

6 Investment in capital assets is reported net of amortization.

ESTIMATES, 14/15

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates [2]	Forecast [2]			Estimates
2013/14	2013/14			2014/15
44,239,000	43,950,000		Total Revenue	44,800,000
43,936,000	43,675,000		Total Expenses	44,416,000
303,000	275,000		Surplus (Deficit) before forecast allowance	384,000
(150,000)	(100,000)		Forecast allowance	(200,000)
153,000	175,000		Surplus (Deficit)	184,000
1,307,000	1,282,000	[3]	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	1,457,000
1,460,000	1,457,000		Accumulated surplus (deficit) before comprehensive income	1,641,000
199,000	291,000		Accumulated comprehensive income of self-supported Crown corporations	116,000
1,659,000	1,748,000		Accumulated surplus (deficit), end of year	1,757,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates [2]	Forecast [2]		Estimates
2013/14	2013/14		2014/15
(303,000)	(275,000)	(Surplus) Deficit before forecast allowance [4]	(384,000)
(2,112,000)	(2,104,000)	Adjustment for non-cash items [5]	(2,205,000)
316,000	449,000	Self-supported Crown corporation retained earnings for the year [6]	37,000
707,000	687,000	(Increase) decrease in deferred revenue	492,000
69,000	85,000	Increase (decrease) in restricted and other assets	50,000
1,759,000	1,088,000	Working capital changes (net)	(864,000)
436,000	(70,000)	Operating Requirement (Repayment)	(2,874,000)
217,000	687,000	Loans, investments and other requirements (Schedule D)	280,000
—	(392,000)	Liquidation of consolidated revenue fund investments	(330,000)
(1,399,000)	(953,000)	Increase (decrease) in debt sinking fund balances	(46,000)
(1,182,000)	(658,000)	Investing Requirement (Repayment)	(96,000)
3,723,000	3,466,000	Capital investment requirement - taxpayer supported organizations (Schedule C)	4,030,000
2,237,000	2,154,000	Increase (decrease) in financed assets of self-supported Crown corporations	1,696,000
5,960,000	5,620,000	Financing Requirement	5,726,000
150,000	100,000	Forecast allowance	200,000
5,364,000	4,992,000	Net increase (decrease) in total debt	2,956,000
56,839,000	56,839,000	Total debt, beginning of year	61,831,000
62,203,000	61,831,000	Total debt, end of year	64,787,000

1 Figures have been rounded to the nearest million.

2 The 2013/14 Estimates and Forecast amounts have been restated to conform with the 2014/15 Estimates presentation. See Significant Presentation Changes for details.

3 The actual balance as at the end of 2012/13 as reported in the 2012/13 Public Accounts.

4 For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

5 These adjustments include amortization of capital assets and valuation adjustments.

6 Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 14/15

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates [2]	Forecast [2]		Estimates
2013/14	2013/14		2014/15
		Taxation Revenue
7,271,000	6,832,000	Personal income	7,491,000
2,109,000	2,429,000	Corporate income	2,348,000
5,927,000	5,574,000	Sales [3]	5,964,000
926,000	929,000	Fuel	936,000
1,187,000	1,212,000	Carbon	1,228,000
709,000	713,000	Tobacco	780,000
2,053,000	2,070,000	Property	2,156,000
715,000	899,000	Property transfer	804,000
435,000	445,000	Other [4]	450,000
21,332,000	21,103,000	Total Taxation Revenue	22,157,000
		Natural Resource Revenue
397,000	368,000	Natural gas royalties	441,000
849,000	859,000	Crown land tenures	806,000
505,000	453,000	Other energy and minerals	507,000
593,000	674,000	Forests	785,000
502,000	481,000	Other natural resource	471,000
2,846,000	2,835,000	Total Natural Resource Revenue	3,010,000
		Other Revenue
2,156,000	2,156,000	Medical Services Plan premiums	2,271,000
2,956,000	3,003,000	Other fees and licences	3,065,000
1,058,000	1,110,000	Investment earnings	1,091,000
3,116,000	2,942,000	Miscellaneous [5]	2,758,000
480,000	423,000	Release of surplus assets	200,000
9,766,000	9,634,000	Total Other Revenue	9,385,000
		Contributions from the Federal Government
5,883,000	5,840,000	Health and social transfers	5,840,000
1,597,000	1,632,000	Other cost-shared agreements [6]	1,523,000
7,480,000	7,472,000	Total Contributions from the Federal Government	7,363,000
		Self-supported Crown Corporations
545,000	545,000	British Columbia Hydro and Power Authority	582,000
851,000	858,000	British Columbia Liquor Distribution Branch	862,000
1,162,000	1,163,000	British Columbia Lottery Corporation	1,183,000
257,000	368,000	Insurance Corporation of British Columbia	252,000
(92,000)	(89,000)	Transportation Investment Corporation	(79,000)
92,000	61,000	Other	85,000
2,815,000	2,906,000	Net Earnings of Self-supported Crown Corporations	2,885,000
44,239,000	43,950,000	Total Revenue	44,800,000

1 Figures have been rounded to the nearest million.

2 The 2013/14 Estimates and Forecast amounts have been restated to conform with the 2014/15 Estimates presentation. See Significant Presentation Changes for details.

3 Includes provincial sales tax, tax on designated property, HST/PST housing transition tax, and harmonized sales tax related to prior years.

4 Includes corporation capital and insurance premium taxes.

5 Includes reimbursements for health care and other services provided to external agencies and other recoveries.

6 Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

ESTIMATES, 14/15

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2013/14	2013/14		2014/15
		Health
4,271,000	4,122,000	Medical Services Plan	4,220,000
1,204,000	1,151,000	Pharmacare	1,120,000
12,101,000	12,086,000	Regional services	12,483,000
859,000	803,000	Other health	860,000
18,435,000	18,162,000	Total Health	18,683,000
		Education
6,063,000	6,099,000	Elementary and secondary	6,125,000
5,253,000	5,266,000	Post-secondary	5,317,000
581,000	487,000	Other education	457,000
11,897,000	11,852,000	Total Education	11,899,000
		Social Services
1,584,000	1,586,000	Social assistance	1,576,000
1,002,000	1,007,000	Childcare services	1,015,000
248,000	269,000	Low income refundable tax credit transfers	247,000
798,000	804,000	Community living and other social services	865,000
3,632,000	3,666,000	Total Social Services	3,703,000
1,378,000	1,509,000	Protection of persons and property	1,393,000
1,555,000	1,549,000	Transportation	1,629,000
1,816,000	1,665,000	Natural resources and economic development	1,757,000
1,227,000	1,200,000	Other	1,294,000
225,000	225,000	Contingencies	300,000
1,245,000	1,308,000	General government	1,180,000
2,526,000	2,539,000	Debt servicing	2,578,000
43,936,000	43,675,000	Total Expense	44,416,000

1 Figures have been rounded to the nearest million.

2 The 2013/14 Estimates and Forecast amounts have been restated to conform with the 2014/15 Estimates presentation. See Significant Presentation Changes for details.

ESTIMATES, 14/15

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2013/14	2013/14		2014/15
75,496	75,496	Legislation	69,565
47,311	80,311	Officers of the Legislature	48,619
9,008	9,008	Office of the Premier	9,008
82,702	82,702	Ministry of Aboriginal Relations and Reconciliation	82,275
1,953,255	1,952,255	Ministry of Advanced Education	1,935,671
79,307	79,307	Ministry of Agriculture	79,733
1,344,816	1,344,816	Ministry of Children and Family Development	1,356,419
181,760	181,760	Ministry of Community, Sport and Cultural Development	221,360
5,365,750	5,364,750	Ministry of Education	5,386,762
24,141	24,141	Ministry of Energy and Mines	21,407
129,135	128,135	Ministry of Environment	133,692
203,684	201,684	Ministry of Finance	202,189
561,343	622,343	Ministry of Forests, Lands and Natural Resource Operations	591,283
16,550,698	16,435,698	Ministry of Health	16,936,070
36,135	36,135	Ministry of International Trade	36,135
198,885	198,885	Ministry of Jobs, Tourism and Skills Training	198,885
1,139,891	1,158,891	Ministry of Justice	1,155,166
371,668	371,668	Ministry of Natural Gas Development	400,940
2,487,215	2,487,215	Ministry of Social Development and Social Innovation	2,529,819
518,404	514,404	Ministry of Technology, Innovation and Citizens’ Services	527,008
812,278	809,278	Ministry of Transportation and Infrastructure	812,293
1,257,091	1,257,091	Management of Public Funds and Debt	1,285,466
2,061,027	1,780,027	Other Appropriations	2,137,235
35,491,000	35,196,000	Total Appropriations	36,157,000
—	(2,000)	Elimination of transactions between appropriations [3]	(17,000)
—	(84,000)	Reversal of prior year over accruals	—
35,491,000	35,110,000	Consolidated Revenue Fund Expense	36,140,000
2,835,000	2,797,000	Expenses recovered from external entities [4]	2,599,000
(21,555,000)	(21,468,000)	Grants to service delivery agencies and other internal transfers [5]	(22,016,000)
16,771,000	16,439,000	Ministries and special offices program expense	16,723,000
		Service delivery agency expense [6]
5,598,000	5,613,000	School districts	5,667,000
5,223,000	5,206,000	Post-secondary institutions	5,277,000
12,771,000	12,865,000	Health authorities and hospital societies	13,108,000
3,603,000	3,552,000	Other service delivery agencies	3,743,000
27,195,000	27,236,000	Service delivery agency expense	27,795,000
(30,000)	—	Further expenditure management	(102,000)
43,936,000	43,675,000	Total expense	44,416,000

1 Figures other than appropriations have been rounded to the nearest million.

2 The 2013/14 Estimates and Forecast amounts have been restated to conform with the 2014/15 Estimates presentation. See Significant Presentation Changes for details.

3 Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

4 Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

5 Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

6 See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 14/15

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS

($000)

Estimates ¹	Vote		Estimates
2013/14	No ²		2014/15
		Legislation
75,496	1	Legislation	69,565
75,496		Total Voted Appropriations	69,565
75,496		Total Appropriations	69,565

		Officers of the Legislature
16,070	2	Auditor General	16,621
510	3	Conflict of Interest Commissioner	567
8,210	4	Elections BC	8,210
5,526	5	Information and Privacy Commissioner	5,526
1,039	6	Merit Commissioner	1,039
5,615	7	Ombudsperson	5,615
3,024	8	Police Complaint Commissioner	3,124
7,317	9	Representative for Children and Youth	7,917
47,311		Total Voted Appropriations	48,619
47,311		Total Appropriations	48,619

		Office of the Premier
9,008	10	Office of the Premier	9,008
9,008		Total Voted Appropriations	9,008
9,008		Total Appropriations	9,008

		Ministry of Aboriginal Relations and Reconciliation
34,775	11	Ministry Operations	36,495
43,086	12	Treaty and Other Agreements Funding	42,454
77,861		Total Voted Appropriations	78,949
3,030	(S)	First Citizens Fund	2,830
1,811	(S)	First Nations Clean Energy Business Fund special account	496
4,841		Total Statutory Appropriations	3,326
82,702		Total Appropriations	82,275

		Ministry of Advanced Education
1,953,255	13	Ministry Operations	1,935,671
1,953,255		Total Voted Appropriations	1,935,671
1,953,255		Total Appropriations	1,935,671

¹ For comparison purposes, amounts shown for 2013/14 operating expenses have been restated to be consistent with the presentation of the 2014/15 Estimates. Schedule A presents a detailed reconciliation.

² An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 14/15

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2013/14	No ²		2014/15
		Ministry of Agriculture
66,702	14	Ministry Operations	64,217
2,905	15	Agricultural Land Commission	3,516
69,607		Total Voted Appropriations	67,733
18,500	(S)	Production Insurance Account	20,800
(8,800)		Less: Transfer from Ministry Operations Vote	(8,800)
9,700		Total Statutory Appropriations	12,000
79,307		Total Appropriations	79,733

		Ministry of Children and Family Development
1,344,816	16	Ministry Operations	1,356,419
1,344,816		Total Voted Appropriations	1,356,419
1,344,816		Total Appropriations	1,356,419

		Ministry of Community, Sport and Cultural Development
171,118	17	Ministry Operations	210,718
171,118		Total Voted Appropriations	210,718
2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
6,442	(S)	University Endowment Lands Administration Account	6,442
10,642		Total Statutory Appropriations	10,642
181,760		Total Appropriations	221,360

		Ministry of Education
5,329,349	18	Ministry Operations	5,350,361
5,329,349		Total Voted Appropriations	5,350,361
30,001	(S)	Children’s Education Fund special account	30,001
6,400	(S)	Teachers Act Special Account	6,400
36,401		Total Statutory Appropriations	36,401
5,365,750		Total Appropriations	5,386,762

		Ministry of Energy and Mines
19,111	19	Ministry Operations	19,107
19,111		Total Voted Appropriations	19,107
5,030	(S)	Innovative Clean Energy Fund special account	2,300
5,030		Total Statutory Appropriations	2,300
24,141		Total Appropriations	21,407

¹ For comparison purposes, amounts shown for 2013/14 operating expenses have been restated to be consistent with the presentation of the 2014/15 Estimates. Schedule A presents a detailed reconciliation.

² An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 14/15

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2013/14	No ²		2014/15
		Ministry of Environment
99,946	20	Ministry Operations	101,243
8,754	21	Environmental Assessment Office	11,714
108,700		Total Voted Appropriations	112,957
1,500	(S)	Park Enhancement Fund special account	1,800
18,935	(S)	Sustainable Environment Fund	18,935
20,435		Total Statutory Appropriations	20,735
129,135		Total Appropriations	133,692

		Ministry of Finance
128,856	22	Ministry Operations	127,361
19,819	23	Gaming Policy and Enforcement	19,819
50,807	24	Public Service Agency	50,807
1	25	Benefits	1
199,483		Total Voted Appropriations	197,988
4,191	(S)	Insurance and Risk Management Account	4,191
10	(S)	Provincial Home Acquisition Wind Up special account	10
4,201		Total Statutory Appropriations	4,201
203,684		Total Appropriations	202,189

		Ministry of Forests, Lands and Natural Resource Operations
340,367	26	Ministry Operations	372,345
63,165	27	Direct Fire	63,165
403,532		Total Voted Appropriations	435,510
157,791	(S)	BC Timber Sales Account	155,753
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
157,811		Total Statutory Appropriations	155,773
561,343		Total Appropriations	591,283

		Ministry of Health
16,403,448	28	Ministry Operations	16,788,820
16,403,448		Total Voted Appropriations	16,788,820
147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
16,550,698		Total Appropriations	16,936,070

¹ For comparison purposes, amounts shown for 2013/14 operating expenses have been restated to be consistent with the presentation of the 2014/15 Estimates. Schedule A presents a detailed reconciliation.

² An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 14/15

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2013/14	No ²		2014/15

		Ministry of International Trade
36,135	29	Ministry Operations	36,135
36,135		Total Voted Appropriations	36,135
36,135		Total Appropriations	36,135

		Ministry of Jobs, Tourism and Skills Training
183,688	30	Ministry Operations	183,688
14,697	31	Labour Programs	14,697
198,385		Total Voted Appropriations	198,385

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
198,885		Total Appropriations	198,885

		Ministry of Justice
1,007,918	32	Ministry Operations	1,025,193
68,109	33	Judiciary	68,109
24,500	34	Crown Proceeding Act	24,500
10,100	35	Independent Investigations Office	8,100
1	36	British Columbia Utilities Commission	1
14,478	37	Emergency Program Act	14,478
1,125,106		Total Voted Appropriations	1,140,381

—	(S)	Civil Forfeiture Account	—
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
8,893	(S)	Public Guardian and Trustee Operating Account	8,893
(8,893)		Less: Transfer from Ministry Operations Vote	(8,893)
13,504	(S)	Victim Surcharge Special Account	13,504
14,785		Total Statutory Appropriations	14,785
1,139,891		Total Appropriations	1,155,166

		Ministry of Natural Gas Development
15,802	38	Ministry Operations	20,249
343,866	39	Housing	368,691
359,668		Total Voted Appropriations	388,940

12,000	(S)	Housing Endowment Fund special account	12,000
12,000		Total Statutory Appropriations	12,000
371,668		Total Appropriations	400,940

¹      For comparison purposes, amounts shown for 2013/14 operating expenses have been restated to be consistent with the presentation of the 2014/15 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 14/15

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2013/14	No ²		2014/15

		Ministry of Social Development and Social Innovation
2,487,215	40	Ministry Operations	2,529,819
2,487,215		Total Voted Appropriations	2,529,819
2,487,215		Total Appropriations	2,529,819

		Ministry of Technology, Innovation and Citizens’ Services
64,209	41	Ministry Operations	64,213
416,940	42	Shared Services BC	425,540
37,255	43	Government Communications and Public Engagement	37,255
518,404		Total Voted Appropriations	527,008
518,404		Total Appropriations	527,008

		Ministry of Transportation and Infrastructure
812,278	44	Ministry Operations	812,293
812,278		Total Voted Appropriations	812,293
812,278		Total Appropriations	812,293

		Management of Public Funds and Debt
1,257,091	45	Management of Public Funds and Debt	1,285,466
1,257,091		Total Voted Appropriations	1,285,466
1,257,091		Total Appropriations	1,285,466

		Other Appropriations
225,000	46	Contingencies (All Ministries) and New Programs	300,000
992,535	47	Capital Funding	1,048,243
1	48	Commissions on Collection of Public Funds	1
1	49	Allowances for Doubtful Revenue Accounts	1
835,000	50	Tax Transfers	778,000
2,600	51	Auditor General for Local Government	2,600
—	52	Electoral Boundaries Commission	2,500
2,075	53	Environmental Appeal Board and Forest Appeals Commission	2,075
3,815	54	Forest Practices Board	3,815
2,061,027		Total Voted Appropriations	2,137,235

2,061,027		Total Appropriations	2,137,235

		Summary
35,067,404		Total Voted Appropriations	35,737,087
423,596		Total Statutory Appropriations	419,913
35,491,000		Total Appropriations	36,157,000

¹ For comparison purposes, amounts shown for 2013/14 operating expenses have been restated to be consistent with the presentation of the 2014/15 Estimates. Schedule A presents a detailed reconciliation.

² An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture

Ministry of Children and Family Development

Ministry of Community, Sport and Cultural Development

Ministry of Education

Ministry of Energy and Mines

Ministry of Environment

Ministry of Finance

Ministry of Forests, Lands and Natural Resource Operations

Ministry of Health

Ministry of International Trade

Ministry of Jobs, Tourism and Skills Training

Ministry of Justice

Ministry of Natural Gas Development

Ministry of Social Development and Social Innovation

Ministry of Technology, Innovation and Citizens’ Services

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 1 — Legislation	75,496	69,565

OPERATING EXPENSES	75,496	69,565
CAPITAL EXPENDITURES ²	3,392	3,392
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSES BY SUB-VOTE

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances, and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSES
Members’ Services	42,208	36,068
Caucus Support Services	7,195	7,097
Office of the Speaker	380	420
Clerk of the House	1,043	1,130
Clerk of the Committees	615	628
Legislative Operations	13,446	13,413
Sergeant-at-Arms	4,533	4,623
Hansard	3,950	4,015
Legislative Library	2,126	2,171
	75,496	69,565
CAPITAL EXPENDITURES
Legislative Operations	3,392	3,392

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	45,462	39,496
Operating Costs	11,813	11,943
Other Expenses	18,769	18,652
Internal Recoveries	(548)	(526)
TOTAL OPERATING EXPENSES	75,496	69,565

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 2 — Auditor General	16,070	16,621
Vote 3 — Conflict of Interest Commissioner	510	567
Vote 4 — Elections BC	8,210	8,210
Vote 5 — Information and Privacy Commissioner	5,526	5,526
Vote 6 — Merit Commissioner	1,039	1,039
Vote 7 — Ombudsperson	5,615	5,615
Vote 8 — Police Complaint Commissioner	3,024	3,124
Vote 9 — Representative for Children and Youth	7,317	7,917

OPERATING EXPENSES	47,311	48,619
CAPITAL EXPENDITURES ²	1,160	1,810
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Auditor General	16,070	16,621	—	16,621
Conflict of Interest Commissioner	510	567	—	567
Elections BC	8,210	8,210	—	8,210
Information and Privacy Commissioner	5,526	5,528	(2)	5,526
Merit Commissioner	1,039	1,039	—	1,039
Ombudsperson	5,615	5,683	(68)	5,615
Police Complaint Commissioner	3,024	3,124	—	3,124
Representative for Children and Youth	7,317	7,917	—	7,917

TOTAL OPERATING EXPENSES	47,311	48,689	(70)	48,619

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Auditor General	150	760	—	760
Elections BC	700	700	—	700
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	150	190	—	190

TOTAL CAPITAL EXPENDITURES	1,160	1,810	—	1,810

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	16,070	16,621

CAPITAL EXPENDITURES
Auditor General	150	760

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	510	567

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSES
Elections BC	8,210	8,210

CAPITAL EXPENDITURES
Elections BC	700	700

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Registry of Lobbyists program pursuant to the Lobbyists Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSES
Information and Privacy Commissioner	5,526	5,526

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,039	1,039

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The Ombudsperson may investigate, either in response to a specific complaint or on the Ombudsperson’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsperson extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts, and other authorities listed in the schedule of the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for the distribution of materials and for the cost of services provided for in the vote.

OPERATING EXPENSES
Ombudsperson	5,615	5,615

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSES
Police Complaint Commissioner	3,024	3,124

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews, and audits the provision of designated services.

OPERATING EXPENSES
Representative for Children and Youth	7,317	7,917

CAPITAL EXPENDITURES
Representative for Children and Youth	150	190

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	32,683	33,715
Operating Costs	15,412	15,615
Government Transfers	5	74
Other Expenses	7	6
Internal Recoveries	(696)	(721)
External Recoveries	(100)	(70)
TOTAL OPERATING EXPENSES	47,311	48,619

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 10 — Office of the Premier	9,008	9,008

OPERATING EXPENSES	9,008	9,008
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,456	3,156	(700)	2,456
Executive and Support Services	6,552	6,553	(1)	6,552

TOTAL OPERATING EXPENSES	9,008	9,709	(701)	9,008

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,456	2,456

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote also provides for the Office of Protocol. This includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries; federal, provincial, territorial, and municipal governments; and other entities for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,231	3,231
Executive Operations	3,321	3,321
	6,552	6,552

Voted Appropriations Description: This sub-vote provides for the office of the Premier and includes salaries, benefits, allowances, and operating expenses for the Premier, the Parliamentary Secretary for Intergovernmental Relations, and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy minister’s office; salaries, benefits, and other expenses incurred in providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations within government for services described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	9,008	9,008

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,909	7,909
Operating Costs	1,466	1,466
Government Transfers	521	521
Other Expenses	300	300
Internal Recoveries	(487)	(487)
External Recoveries	(701)	(701)
TOTAL OPERATING EXPENSES	9,008	9,008

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, supporting culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	34,775	36,495
Vote 12 — Treaty and Other Agreements Funding	43,086	42,454
STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	3,030	2,830
First Nations Clean Energy Business Fund Special Account	1,811	496

OPERATING EXPENSES	82,702	82,275
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Regional Operations	13,537	13,596	(59)	13,537
Partnerships and Community Renewal	4,226	4,230	(2)	4,228
Strategic Initiatives	13,150	14,747	(402)	14,345
Executive and Support Services	3,862	4,387	(2)	4,385
Treaty and Other Agreements Funding	43,086	50,757	(8,303)	42,454
First Citizens Fund Special Account	3,030	2,830	—	2,830
First Nations Clean Energy Business Fund Special Account	1,811	496	—	496
TOTAL OPERATING EXPENSES	82,702	91,043	(8,768)	82,275

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Negotiations and Regional Operations, Partnerships and Community Renewal, Strategic Initiatives, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS

Voted Appropriation
Negotiations and Regional Operations	13,537	13,537

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, revenue-sharing and other agreements with First Nations and the federal government, and negotiation of agreements with the federal government to cost-share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of First Nations engagements, including development of government-to-government resource management protocols, cross-government coordination of First Nations consultation and accommodation, and treaty implementation and treaty related measures. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information such as guidelines on First Nations consultation. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

PARTNERSHIPS AND COMMUNITY RENEWAL

Voted Appropriation
Partnerships and Community Renewal	4,226	4,228

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gaps between Aboriginal peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development, support to Aboriginal leadership and advisory bodies, and for administration of the First Citizens Fund and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	13,150	14,345

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s New Relationship with First Nations and Aboriginal peoples through non-treaty negotiations considered strategically important to furthering the New Relationship, including revenue-sharing and shared decision making, and by liaison with key First Nation groups such as the First Nations Leadership Council. This sub-vote also supports the development of treaty and non-treaty related policy in the areas of consultation, accommodation, revenue-sharing and reconciliation; produces the provincial lands resources and governance mandates and policies that represent provincial interests at the treaty tables; provides for implementation of agreements with the federal government to cost-share treaties and other arrangements with First Nations; supports other agencies across government to implement treaties and ensure provincial obligations within treaties are addressed; and facilitates engagement and negotiation among First Nations, provincial ministries, and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	582
Corporate Services	3,280	3,803
	3,862	4,385

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support, including the deputy minister’s office and corporate administration; strategic, service, and business planning; and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	34,775	36,495

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for programs and operations described in the voted appropriation under the core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	43,086	42,454

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefits agreements, forest consultation and revenue-sharing agreements, and other agreements with First Nations. This sub-vote also provides for transfers to First Nations of revenue received from petroleum, natural gas, and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. Costs may be recovered from natural resource revenues for services described within this sub-vote.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	43,086	42,454

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations under the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	3,030	2,830

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	1,811	496

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	20,317	20,822
Operating Costs	6,382	7,550
Government Transfers	56,749	60,204
Other Expenses	2,474	2,471
Internal Recoveries	(4)	(4)
External Recoveries	(3,216)	(8,768)
TOTAL OPERATING EXPENSES	82,702	82,275

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational, and cultural well-being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR²	3,087	2,057
OPERATING TRANSACTIONS
Revenue	2,000	2,000
Expense	(3,030)	(2,830)
Net Revenue (Expense)	(1,030)	(830)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR²	2,057	1,227

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR²	2,618	1,097
OPERATING TRANSACTIONS
Revenue	228	471
Expense	(1,811)	(496)
Net Revenue (Expense)	(1,583)	(25)
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	62
Transfer from (to) the General Fund	—	1,000
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR²	1,097	2,072

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to champion innovation, inclusive communities, and an integrated post-secondary education system to maximize benefits to all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 13 — Ministry Operations	1,953,255	1,935,671
OPERATING EXPENSES	1,953,255	1,935,671
CAPITAL EXPENDITURES ²	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,864,545	1,846,963	(2)	1,846,961
Student Services Programs	68,495	68,497	(2)	68,495
Executive and Support Services	20,215	20,733	(518)	20,215
TOTAL OPERATING EXPENSES	1,953,255	1,936,193	(522)	1,935,671

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	504	504	—	504
TOTAL CAPITAL EXPENDITURES	504	504	—	504

MINISTRY OF ADVANCED EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Educational Institutions and Organizations, Student Services Programs, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,864,545	1,846,961

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and from the federal government, under cost sharing agreements, for services described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	68,495	68,495

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations and the federal government, for payments administered on their behalf, for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	596
Corporate Services	19,619	19,619
	20,215	20,215

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. This sub-vote also provides for quality assessment for public and private post-secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for the School of Chinese Medicine; and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, and from participation in federal/provincial agreements for activities and services described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	1,953,255	1,935,671

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,261	19,265
Operating Costs	7,205	7,205
Government Transfers	1,961,163	1,926,462
Other Expenses	266	262
Internal Recoveries	(17,001)	(17,001)
External Recoveries	(17,639)	(522)
TOTAL OPERATING EXPENSES	1,953,255	1,935,671

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	66,702	64,217
Vote 15 — Agricultural Land Commission	2,905	3,516

STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	18,500	20,800
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)

OPERATING EXPENSES	79,307	79,733
CAPITAL EXPENDITURES ²	355	294
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	(6)	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	17,036	28,717	(12,816)	15,901
Business Development	41,869	51,071	(10,552)	40,519
BC Farm Industry Review Board	896	898	(2)	896
Executive and Support Services	6,901	6,904	(3)	6,901
Agricultural Land Commission	2,905	3,519	(3)	3,516
Production Insurance Account Special Account	9,700	12,001	(1)	12,000

TOTAL OPERATING EXPENSES	79,307	103,110	(23,377)	79,733

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	355	294	—	294

TOTAL CAPITAL EXPENDITURES	355	294	—	294

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Business Development	(6)	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(6)	—	—	—

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Agriculture Science and Policy, Business Development, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Corporate Governance, Policy and Legislation	3,449	3,450
Plant and Animal Health	5,509	5,599
Food Safety and Inspection	8,077	6,851
Growing Forward	1	1
	17,036	15,901

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health. It also provides for improving public health protection and consumer and retail confidence in the safety of British Columbia’s meat, seafood, and agrifood products through inspection and regulatory compliance, education and awareness, surveillance, risk assessment, and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BUSINESS DEVELOPMENT

Voted Appropriations
Sector Development and Management Services	4,107	4,072
Innovation and Adaptation Services	10,434	10,919
Business Risk Management	27,328	25,528
	41,869	40,519

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; and support for agrifood industry growth, agrifood business development, youth development, agroforestry, and promotion of public support for the agriculture food sector. It also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, innovation, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	896	896

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; the hearing of appeals on regulated marketing issues; the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act; and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	503	503
Corporate Services	6,398	6,398
	6,901	6,901

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	66,702	64,217

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 15 — AGRICULTURAL LAND COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,905	3,516

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term .sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 15 — AGRICULTURAL LAND COMMISSION	2,905	3,516

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	18,500	20,800
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)
	9,700	12,000

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,669	29,498
Operating Costs	13,448	15,221
Government Transfers	30,786	32,100
Other Expenses	25,804	26,300
Internal Recoveries	(9)	(9)
External Recoveries	(21,391)	(23,377)
TOTAL OPERATING EXPENSES	79,307	79,733

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account in 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	36,112	42,612
OPERATING TRANSACTIONS
Revenue	16,200	16,700
Expense	(18,501)	(20,801)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	8,800	8,800
Net Revenue (Expense)	6,500	4,700
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	42,612	47,312

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF AGRICULTURE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

BUSINESS DEVELOPMENT

AGRICULTURAL CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agricultural Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendment Act, 2003 provides the provisions for the loan repayments. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(6)	—
Net Cash Requirement (Source)	(6)	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to support healthy child development by its commitment to a collaborative professional practice delivered across a range of services that strive to maximize the potential of children and youth and achieve meaningful outcomes for children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 16 — Ministry Operations	1,344,816	1,356,419

OPERATING EXPENSES	1,344,816	1,356,419
CAPITAL EXPENDITURES [2]	1,352	1,040
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Early Years Services	256,021	267,612	(1)	267,611
Services for Children and Youth with Special Needs	301,428	303,343	(1,866)	301,477
Child and Youth Mental Health Services	78,707	78,832	(1)	78,831
Child Safety, Family Support and Children in Care Services	498,120	548,383	(48,829)	499,554
Adoption Services	26,543	26,563	—	26,563
Youth Justice Services	46,127	64,084	(17,884)	46,200
Service Delivery Support	119,166	117,559	(1)	117,558
Executive and Support Services	18,704	19,305	(680)	18,625

TOTAL OPERATING EXPENSES	1,344,816	1,425,681	(69,262)	1,356,419

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	1,352	1,040	—	1,040

TOTAL CAPITAL EXPENDITURES	1,352	1,040	—	1,040

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Early Years Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY YEARS SERVICES

Voted Appropriation
Early Years Services	256,021	267,611

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	301,428	301,477

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include: early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	78,707	78,831

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other levels of government, organizations, and individuals for services described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	498,120	499,554

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act and the Employment and Assistance Act. These include: family supports; collaborative planning and decision making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Aboriginal children, youth, and families. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	26,543	26,563

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	46,127	46,200

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include: specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	119,166	117,558

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include: service delivery administration; policy development; integrated case management system; quality assurance; the Provincial Office of Domestic Violence; and other supporting services under the Adoption Act; the Child, Family and Community Service Act; the Employment and Assistance Act; the Mental Health Act; the Youth Justice Act; and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other levels of government, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	589	582
Corporate Services	18,115	18,043
	18,704	18,625

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	1,344,816	1,356,419

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	318,846	321,880
Operating Costs	61,784	55,658
Government Transfers	1,030,450	1,047,652
Other Expenses	3,011	3,011
Internal Recoveries	(2,518)	(2,520)
External Recoveries	(66,757)	(69,262)
TOTAL OPERATING EXPENSES	1,344,816	1,356,419

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

The mission of the Ministry of Community, Sport and Cultural Development is to make great places to live in British Columbia by helping local governments and residents build vibrant, green, and healthy communities that are well governed, liveable, economically resilient, socially responsible, and full of opportunities for participation in sports and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 17 — Ministry Operations	171,118	210,718

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSES	181,760	221,360
CAPITAL EXPENDITURES ²	893	833
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	103,715	154,575	(11,010)	143,565
Integrated Policy, Legislation and Operations	2,779	2,781	(2)	2,779
Arts, Culture, Gaming Grants and Sport	46,933	182,160	(135,477)	46,683
Transfers to Crown Corporations and Agencies	11,866	11,866	—	11,866
Executive and Support Services	5,825	5,826	(1)	5,825
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	181,760	367,850	(146,490)	221,360

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	893	833	—	833

TOTAL CAPITAL EXPENDITURES	893	833	—	833

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 17 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government; Integrated Policy, Legislation and Operations; Arts, Culture, Gaming Grants and Sport; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	97,636	137,486
University Endowment Lands	5,576	5,576
Assessment Services	1	1
Assessment Policy and Support	502	502
	103,715	143,565

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and other related organizations; and for the operation of the University Endowment Lands, the Property Assessment Review Panels, and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs may be recovered from special accounts, ministries, the British Columbia Assessment Authority, other organizations through agreements, appellants to the Board, and local and federal governments for services described within this sub-vote.

INTEGRATED POLICY, LEGISLATION AND OPERATIONS

Voted Appropriation
Integrated Policy, Legislation and Operations	2,779	2,779

Voted Appropriation Description: This sub-vote provides corporate leadership and guidance to programs, including the deputy minister’s office, by integrating corporate operations and overseeing the development of legislation, regulations, long-term policies, and programs, including intergovernmental relations, business innovation, strategic planning, systems planning, business reviews, correspondence, socio-economic/regulatory impact analysis, and public education. This sub-vote also provides for the management and delivery of programs linked to project teams leading priority cross-government initiatives and consulting with First Nations, local governments, and other external stakeholders. Costs may be recovered from ministries, Crown agencies, other levels of government, external organizations, and individuals for services described within this sub-vote.

ARTS, CULTURE, GAMING GRANTS AND SPORT

Voted Appropriations
Sport	20,912	20,662
Arts, Culture and BC Arts Council	26,020	26,020
Community Gaming Grants	1	1
	46,933	46,683

Voted Appropriations Description: This sub-vote provides for the support of arts, cultural policy and programs, and for administration and delivery of government programs under the Arts Council Act and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, administration of the Physical Fitness and Amateur Sports Fund, and the distribution of gaming proceeds towards community gaming grants. Costs may be recovered from ministries, Crown agencies, other levels of government, the British Columbia Lottery Corporation, external organizations, licensees, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Royal British Columbia Museum	11,866	11,866

Voted Appropriation Description: This sub-vote provides for transfers to Crown Corporations and Agencies including the Royal British Columbia Museum.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	573	573
Corporate Services	5,252	5,252
	5,825	5,825

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community, Sport and Cultural Development, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Communities. This sub-vote also provides for executive direction of the Ministry of Community, Sport and Cultural Development and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development; the Ministry of International Trade; the Ministry of Jobs, Tourism and Skills Training; and Destination BC Corp., including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. Costs may be recovered from ministries and Crown agencies for services described within this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	171,118	210,718

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Arts and Culture Endowment, Physical Fitness and Amateur Sports Fund, and University Endowment Lands Administration Account.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	6,442	6,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLSSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	18,268	18,272
Operating Costs	10,282	10,582
Government Transfers	311,680	339,280
Other Expenses	6,466	6,462
Internal Recoveries	(6,446)	(6,746)
External Recoveries	(158,490)	(146,490)
TOTAL OPERATING EXPENSES	181,760	221,360

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account in 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	6,412	7,012
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	7,012	7,612

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

MINISTRY SUMMARY

($000)

Estimates	Estimates
2013/14	2014/15

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	890	890
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	890	890

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act, 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	33,132	33,192
OPERATING TRANSACTIONS
Revenue	6,502	6,442
Expense	(6,442)	(6,442)
Net Revenue (Expense)	60	—

FINANCING TRANSACTIONS
Receipts	—
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,192	33,192

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks so that capable young people are ready to thrive in a rapidly changing world.

SPECIAL ACCOUNT¹

($000)

	Estimates	Estimates
	2013/14	2014/15
VOTED APPROPRIATION
Vote 18 — Ministry Operations	5,329,349	5,350,361

STATUTORY APPROPRIATIONS
Children’s Education Fund Special Account	30,001	30,001
Teachers Act Special Account	6,400	6,400

OPERATING EXPENSES	5,365,750	5,386,762
CAPITAL EXPENDITURES ²	952	1,238
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES[4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESSSUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Public Schools Instruction	4,495,835	4,507,835	(12,000)	4,495,835
Public Schools Administration	368,974	373,974	(5,000)	368,974
Learning Improvement Fund	60,000	75,000	—	75,000
Independent Schools	280,700	280,900	(200)	280,700
Transfers to Other Partners	78,075	88,541	(4,454)	84,087
Executive and Support Services	45,765	53,463	(7,698)	45,765
Children’s Education Fund Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	6,400	6,400	—	6,400

TOTAL OPERATING EXPENSES	5,365,750	5,416,114	(29,352)	5,386,762

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	952	1,238	—	1,238
TOTAL CAPITAL EXPENDITURES	952	1,238	—	1,238

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 18 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Public Schools Instruction, Public Schools Administration, Learning Improvement Fund, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS INSTRUCTION

Voted Appropriation
Public Schools Instruction	4,495,835	4,495,835

Voted Appropriation Description: This sub-vote provides for funding to support public schools instructional services, including support for K-12 education and early learning. Costs may be recovered from the federal government, for expenditures primarily relating to the Official Languages in Education Protocol, for services described within this sub-vote.

PUBLIC SCHOOLS ADMINISTRATION

Voted Appropriation
Public Schools Administration	368,974	368,974

Voted Appropriation Description: This sub-vote provides for funding to support public school administrative services. Costs may be recovered from boards of education, for the student information system, for services described within this sub-vote.

LEARNING IMPROVEMENT FUND

Voted Appropriation
Learning Improvement Fund	60,000	75,000

Voted Appropriation Description: This sub-vote provides funding to address class organization issues in public schools.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	280,700	280,700

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools, for the student information system, for services described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	78,075	84,087

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, and early learning and literacy. Costs may be recovered from public sector agencies and the federal government, for expenditures primarily relating to the Official Languages in Education Protocol, for services described within this sub-vote.

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	565	565
Education and Corporate Services	45,200	45,200
	45,765	45,765

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for the Independent School Sector; the Parliamentary Secretary for Student Support and Parent Engagement; and corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for services described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	5,329,349	5,350,361

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Children’s Education Fund and Teachers Act Special Account.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	6,400	6,400

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,280	29,284
Operating Costs	39,852	39,852
Government Transfers	5,325,449	5,346,461
Other Expenses	1,166	1,162
Internal Recoveries	(645)	(645)
External Recoveries	(29,352)	(29,352)
TOTAL OPERATING EXPENSES	5,365,750	5,386,762

MINISTRY OF EDUCATION

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

CHILDREN’S EDUCATION FUND SPECIAL ACCOUNT

This account was established as a special account in 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	316,960	363,691
OPERATING TRANSACTIONS
Revenue	16,141	4,461
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(13,860)	(25,540)

Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	13,847
Transfer from (to) the General Fund	46,744	46,074

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	363,691	384,225

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF EDUCATION

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account in 2012 under the Teachers Act. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, School Act, and Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	4,932	4,932
OPERATING TRANSACTIONS
Revenue	6,400	6,400
Expense	(6,400)	(6,400)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,932	4,932

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s energy and mineral resources for the benefit of British Columbians and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 19 — Ministry Operations	19,111	19,107

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	5,030	2,300

OPERATING EXPENSES	24,141	21,407

CAPITAL EXPENDITURES [2]	284	196
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY AND MINES

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Mines and Mineral Resources	11,056	11,058	(2)	11,056
Electricity and Alternative Energy	2,949	2,951	(2)	2,949
Executive and Support Services	5,106	5,106	(4)	5,102
Innovative Clean Energy Fund Special Account	5,030	2,300	—	2,300

TOTAL OPERATING EXPENSES	24,141	21,415	(8)	21,407

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	284	196	—	196

TOTAL CAPITAL EXPENDITURES	284	196	—	196

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Electricity and Alternative Energy	—	13,000	(13,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	13,000	(13,000)	—

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Mines and Mineral Resources, Electricity and Alternative Energy, and Executive and Support Services.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	11,056	11,056

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources, including: developing and delivering geoscience databases and surveys; regulating mineral and coal exploration and mine development to ensure safe and environmentally responsible development, production, reclamation, and closure; developing and implementing policies and legislation to support mineral and coal exploration and development; providing secure mineral and coal tenure and registering, managing, and maintaining these rights; delivering timely permitting decisions; advising provincial government agencies on mineral and coal resources and their potential; promoting British Columbia’s many mineral and coal opportunities; assisting mineral and coal exploration and mining companies; responding to queries from the public, First Nations, stakeholders, and local governments; and consulting the public, First Nations, and local governments on major policy and legislative initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies and organizations, individuals, and from fees for supplies and services described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	2,949	2,949

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, and marketing; regional electricity trading and electric system reliability and coordination, including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also provides for regulation of renewable fuels and initiatives to reduce the carbon intensity of transportation fuels; provision of policy advice or direction to electrical and gas utilities and the regulator, British Columbia Utilities Commission; fostering private sector and community investment in new electricity, natural gas, and alternative energy resources; and strategic policy development for clean renewable energy producers. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	529	525
Corporate Services	4,577	4,577
	5,106	5,102

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy and Mines and the Minister Responsible for Core Review, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support, including the deputy minister’s office; and co-ordination of legislation and the management and delivery of programs that report information to the public on the state of energy and mines. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy; and for core review. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; trust fund management for ministry operations, programs, and clients; and the salary and expenses of the Parliamentary Secretary for Core Review. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	19,111	19,107

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	5,030	2,300

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,677	14,681
Operating Costs	3,448	3,448
Government Transfers	4,730	2,000
Other Expenses	1,298	1,290
Internal Recoveries	(4)	(4)
External Recoveries	(8)	(8)
TOTAL OPERATING EXPENSES	24,141	21,407

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2013/14	2014/15

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government's energy and environmental priorities through programs and projects promoting the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Act, including administration of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	22,812	20,482
OPERATING TRANSACTIONS
Revenue	7,000	6,500
Expense	(5,030)	(2,300)
Net Revenue (Expense)	1,970	4,200

Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	(4,300)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	20,482	24,682

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF ENERGY AND MINES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

ELECTRICITY AND ALTERNATIVE ENERGY

NORTHWEST TRANSMISSION LINE — Disbursements are provided by the province to British Columbia Hydro and Power Authority for the Northwest Transmission Line under a federal-provincial cost sharing agreement. Federal funding is received by the Ministry of Energy and Mines on British Columbia Hydro and Power Authority's behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	57,000	13,000
Receipts	(57,000)	(13,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership in ensuring our natural legacy for future generations and supporting positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	99,946	101,243
Vote 21 — Environmental Assessment Office	8,754	11,714

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	1,500	1,800
Sustainable Environment Fund Special Account	18,935	18,935

OPERATING EXPENSES	129,135	133,692
CAPITAL EXPENDITURES [2]	18,627	19,033
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	8,324	9,488	(200)	9,288
Environmental Sustainability	19,083	22,585	(3,502)	19,083
BC Parks	31,422	31,985	(234)	31,751
Conservation Officer Service	16,714	16,835	(121)	16,714
Climate Action	3,271	3,273	(2)	3,271
Executive and Support Services	21,132	21,138	(2)	21,136
Environmental Assessment Office	8,754	11,716	(2)	11,714
Park Enhancement Fund Special Account	1,500	1,800	—	1,800
Sustainable Environment Fund Special Account	18,935	18,935	—	18,935

TOTAL OPERATING EXPENSES	129,135	137,755	(4,063)	133,692

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	18,227	18,633	—	18,633
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	18,627	19,033	—	19,033

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Climate Action	—	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	10,000	—	10,000

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	8,324	9,288

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs, including administering the Sustainable Environment Fund Act; setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	19,083	19,083

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the management, conservation, and utilization of the province’s surface and ground water, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting or leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and co-ordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	31,422	31,751

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas through programs including the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	16,714	16,714

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for natural resources management for government; enforcing revenue policies; combating natural resources crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites and trails and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	3,271	3,271

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in British Columbia’s Climate Action Plan, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include: research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, the procurement of carbon offsets, and activities related to the dissolution of Pacific Carbon Trust and assumption of residual liabilities. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	561	565
Corporate Services	20,571	20,571
	21,132	21,136

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment, including salaries, benefits, allowances, and operating expenses of the minister and minister’s staff; executive support, including the deputy minister’s office and corporate administration; corporate business innovation, including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	99,946	101,243

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 21 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	8,754	11,714

Voted Appropriation Description: This sub-vote provides for an objective and publicly accessible process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination, and resources for project assessments which include consultation with members of the public, interest groups, First Nations, and other levels of government and compliance and effectiveness management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 21 — ENVIRONMENTAL ASSESSMENT OFFICE	8,754	11,714

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	1,500	1,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	18,935	18,935

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	76,180	79,731
Operating Costs	42,119	45,175
Government Transfers	4,757	4,757
Other Expenses	29,234	29,183
Internal Recoveries	(19,092)	(21,091)
External Recoveries	(4,063)	(4,063)
TOTAL OPERATING EXPENSES	129,135	133,692

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2013/14	2014/15

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities, and services benefitting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	3,305	3,005
OPERATING TRANSACTIONS
Revenue	1,600	1,900
Expense	(1,500)	(1,800)
Net Revenue (Expense)	100	100

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,005	2,705

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2013/14	2014/15

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water and for environmental renewal by preventing pollution, controlling pollutants, and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, contributions from the federal government, other organizations, and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards, and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	4,800	5,395
OPERATING TRANSACTIONS
Revenue	19,530	19,900
Expense	(18,935)	(18,935)
Net Revenue (Expense)	595	965

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	5,395	6,360

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF ENVIRONMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	10,000
Receipts	—	—
Net Cash Requirement (Source)	—	10,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient, and effective tax and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	128,856	127,361
Vote 23 — Gaming Policy and Enforcement	19,819	19,819
Vote 24 — Public Service Agency	50,807	50,807
Vote 25 — Benefits	1	1
STATUTORY APPROPRIATIONS
Insurance and Risk Management Account Special Account	4,191	4,191
Provincial Home Acquisition Wind Up Special Account	10	10
OPERATING EXPENSES	203,684	202,189
CAPITAL EXPENDITURES ²	8,018	713
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	171,982	168,759
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES[4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	6,709	6,716	(7)	6,709
Office of the Comptroller General	19,908	19,967	(59)	19,908
Treasury	1	30,740	(30,739)	1
Revenue Division	66,066	203,456	(138,890)	64,566
Policy and Legislation	4,975	21,973	(16,998)	4,975
Public Sector Employers’ Council Secretariat	16,640	16,660	(20)	16,640
Internal Audit and Crown Governance	3,164	3,314	(150)	3,164
Executive and Support Services	11,393	11,400	(2)	11,398
Gaming Policy and Enforcement	19,819	136,291	(116,472)	19,819
Public Service Agency	50,807	51,877	(1,070)	50,807
Benefits	1	63,521	(63,520)	1
Insurance and Risk Management Account Special Account	4,191	6,542	(2,351)	4,191
Provincial Home Acquisition Wind Up Special Account	10	10	—	10
TOTAL OPERATING EXPENSES	203,684	572,467	(370,278)	202,189

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	7,995	711	—	711
Gaming Policy and Enforcement	23	—	—	—
Public Service Agency	—	2	—	2
TOTAL CAPITAL EXPENDITURES	8,018	713	—	713

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	172,000	352,856	(184,079)	168,777
Provincial Home Acquisition Wind Up Special Account	(18)	—	(18)	(18)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	171,982	352,856	(184,097)	168,759

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,150,400	(1,150,400)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,150,400	(1,150,400)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Internal Audit and Crown Governance, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,709	6,709

Voted Appropriation Description: This sub-vote provides for the following: financial management advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	5,931	5,931
Corporate Accounting Services	13,977	13,977
	19,908	19,908

Voted Appropriations Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, payment card industry requirements, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for special investigations, management advisory services, preparation of the Public Accounts, financial statements and management reports, financial compliance monitoring and reporting, payment diversion, and the Corporate Services Secretariat. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Accounting System. Costs may be recovered from ministries, organizations within the government reporting entity, and external organizations for services described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

REVENUE DIVISION

Voted Appropriation
Revenue Division	66,066	64,566

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	4,974	4,974
Financial Institutions Commission	1	1
	4,975	4,975

Voted Appropriations Description: This sub-vote provides the legislative frameworks for the corporate and personal property registries and the regulation of financial services, pension plans, and real estate services. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation, and the Financial Services Tribunal. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,640	16,640

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the Public Sector Employers Act, and related expenses. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for services described within this sub-vote.

INTERNAL AUDIT AND CROWN GOVERNANCE

Voted Appropriation
Internal Audit and Crown Governance	3,164	3,164

Voted Appropriation Description: This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the efficiency and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; and special audits and reviews requested by Treasury Board. This sub-vote also provides for advice on the oversight of Crown governance and corporate accountability, including analysis and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs may be recovered from ministries, organizations within the government reporting entity, and external organizations for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	681	686
Corporate Services	10,712	10,712
	11,393	11,398

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; and executive, strategic, and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, and records services. Corporate services are provided to the Public Service Agency, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	128,856	127,361

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 23 — GAMING POLICY AND ENFORCEMENT

This vote provides for programs and operations in the voted appropriations under the core business: Gaming Policy and Enforcement.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,818	19,818
Distribution of Gaming Proceeds	1	1
	19,819	19,819

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for services described within this sub-vote.

VOTE 23 — GAMING POLICY AND ENFORCEMENT	19,819	19,819

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 24 — PUBLIC SERVICE AGENCY

This vote provides for programs and operations described in the voted appropriations under the core business: Public Service Agency.

PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,289	22,289
Service Operations	9,478	9,478
Talent Management	13,299	13,299
Employee Relations	4,078	4,078
Corporate Services	1,663	1,663
	50,807	50,807

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of day-to-day human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, recognition and engagement programs, and hiring. This sub-vote also provides for a full range of labour relations services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 24 — PUBLIC SERVICE AGENCY	50,807	50,807

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 25 — BENEFITS

This vote provides for programs and operations described in the voted appropriations under the core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	268,549	281,275
Employee Health Benefits	108,522	109,777
Long Term Disability	28,250	31,941
Other Benefits	4,865	4,578
Benefits Administration	7,428	7,250
Recoveries	(417,613)	(434,820)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this vote.

VOTE 25 — BENEFITS	1	1

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management Account and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,191	4,191

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	612,958	640,068
Operating Costs	172,406	168,340
Government Transfers	135,489	143,089
Other Expenses	129,201	130,632
Internal Recoveries	(494,590)	(509,662)
External Recoveries	(351,780)	(370,278)
TOTAL OPERATING EXPENSES	203,684	202,189

MINISTRY OF FINANCE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2013/14	2014/15

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	413,426	431,416
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(53,622)	(53,622)
Internal and External Recoveries	49,431	49,431
Net Revenue (Expense)	17,599	17,599

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	431,416	449,406

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2013/14	2014/15

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,448	15,461
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(5)

FINANCING TRANSACTIONS
Receipts	18	18
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	18	18
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,461	15,474

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,643	2,456
Receipts	(12,043)	(13,579)
Net Cash Requirement (Source)	(9,400)	(11,123)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Family with Children Property Tax Deferral Option Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	110,000	120,000
Receipts	(52,000)	(58,000)
Net Cash Requirement (Source)	58,000	62,000

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	400	400
Receipts	(17,000)	(12,500)
Net Cash Requirement (Source)	(16,600)	(12,100)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	230,000
Receipts	(90,000)	(100,000)
Net Cash Requirement (Source)	140,000	130,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	11,800	11,800
Receipts	(11,800)	(11,800)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	423,000	429,000
Receipts	(423,000)	(429,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,300	2,300
Receipts	(2,300)	(2,300)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	30,800	31,700
Receipts	(30,800)	(31,700)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	312,000	320,000
Receipts	(312,000)	(320,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	348,500	355,600
Receipts	(348,500)	(355,600)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

The mission of the Ministry of Forests, Lands and Natural Resource Operations is to support the sustainable development of forest, mineral, and land resources and the competitiveness of industries that use them; and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	340,367	372,345
Vote 27 — Direct Fire	63,165	63,165

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	157,791	155,753
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	561,343	591,283
CAPITAL EXPENDITURES [2]	58,752	56,294
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	71,294	74,114
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Integrated Resource Operations	58,379	61,016	(2,136)	58,880
Resource Stewardship	66,953	154,222	(59,439)	94,783
Tenures, Competitiveness and Innovation	13,469	17,533	(3,751)	13,782
Timber Operations, Pricing and First Nations	23,642	23,739	(2)	23,737
Regional Operations	114,777	122,712	(5,448)	117,264
Executive and Support Services	63,147	64,380	(481)	63,899
Direct Fire	63,165	75,436	(12,271)	63,165
BC Timber Sales Account Special Account	157,791	155,754	(1)	155,753
Crown Land Special Account	20	14,808	(14,788)	20
Forest Stand Management Fund Special Account	—	1,574	(1,574)	—

TOTAL OPERATING EXPENSES	561,343	691,174	(99,891)	591,283

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	29,952	26,600	—	26,600
BC Timber Sales Account Special Account	28,800	29,694	—	29,694

TOTAL CAPITAL EXPENDITURES	58,752	56,294	—	56,294

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Tenures, Competitiveness and Innovation	6,764	6,382	—	6,382
BC Timber Sales Account Special Account	64,000	67,202	—	67,202
Crown Land Special Account	(70)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	71,294	74,184	(70)	74,114

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Integrated Resource Operations; Resource Stewardship; Tenures, Competitiveness and Innovation; Timber Operations, Pricing and First Nations; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	58,379	58,880

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including: compliance and enforcement of provincial and First Nations laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; fire prevention and control; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	66,953	94,783

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including: land based investments; timber supply planning and determination; tree improvement; growth and yield, silviculture, and forest genetics related research; forest health, forest inventory, and monitoring the effectiveness of resource practices; land and marine use planning; and legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water use regulation, planning, licensing, and safety, including dams and dikes; and river forecasts and water rental remissions. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TENURES, COMPETITIVENESS AND INNOVATION

Voted Appropriation
Tenures, Competitiveness and Innovation	13,469	13,782

Voted Appropriation Description: This sub-vote provides for activities, including: tenure policy and administration; activities that promote forest industry competitiveness and innovation; forest and Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; forest related carbon business development; compensation; and research and development related to wood products and processes. Costs may be recovered from fees received from log exports. Costs may also be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	23,642	23,737

Voted Appropriation Description: This sub-vote provides for tenure and pricing activities, including: establishing policies and administering the province’s timber measurement, pricing, and billing systems; safety policy; forest service road and bridge maintenance and infrastructure; resource road policy and legislation; and promoting First Nation participation in the forest economy. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	114,777	117,264

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection and other operational activities in relation to: forests, lands, fish and wildlife, invasive species, rangeland, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, and land use initiatives. This sub-vote also provides for the operation of regional offices that provide client assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	687	690
Corporate Services	62,460	63,209
	63,147	63,899

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including: the office of the Minister of Forests, Lands and Natural Resource Operations, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Rural Economic Development. Corporate services are also provided to other ministries that support the natural resource sector. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	340,367	372,345

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 27 — DIRECT FIRE

This vote provides for programs and operations described in the voted appropriation under the core business: Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	63,165	63,165

Voted Appropriation Description: This sub-vote provides for forest protection, including fire prevention control throughout the province in accordance with applicable legislation, control and suppression of wildfires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, provinces, countries, companies, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 27 — DIRECT FIRE	63,165	63,165

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	157,791	155,753

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	297,837	299,086
Operating Costs	249,672	284,042
Government Transfers	77,659	25,982
Other Expenses	121,692	114,982
Internal Recoveries	(32,898)	(32,918)
External Recoveries	(152,619)	(99,891)
TOTAL OPERATING EXPENSES	561,343	591,283

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees) incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	263,692	292,450
OPERATING TRANSACTIONS
Revenue	187,320	209,020
Expense	(163,593)	(161,555)
Internal and External Recoveries	5,802	5,802
Net Revenue (Expense)	29,529	53,267
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	(1,796)
Transfer from (to) the General Fund	—	(40,000)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(64,000)	(67,202)
Capital Expenditures	(28,800)	(29,694)
Net Cash Source (Requirement)	(92,800)	(96,896)
Difference Between 2013/14 Estimates and Projected Actual Net Cash Source (Requirement)	3,925	—
Working Capital Adjustments and Other Spending Authority Committed³	89,900	90,404
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	292,450	299,225

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

³ The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and provisions were modified under the Special Accounts Appropriation and Control Act in 1982. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	125,095	191,885
Less: Cost of Development	(2,017)	(7,993)
	123,078	183,892
Expense	(20)	(20)
Net Revenue (Expense)	123,058	183,872
FREE CROWN GRANTS AND NOMINAL RENT TENURES³
Expense:[4]
– Ministry of Advanced Education	(1)	(1)
– Ministry of Community, Sport and Cultural Development	(9,081)	(1,000)
– Ministry of Education	(1)	(1)
– Ministry of Environment	(1)	(1)
– Ministry of Forests, Lands and Natural Resource Operations	(1)	(816)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Tourism and Skills Training	(1)	(1)
– Ministry of Justice	(1)	(1)
– Ministry of Natural Gas Development	(1,760)	(1)
– Ministry of Social Development and Social Innovation	(1)	(1)
– Ministry of Transportation and Infrastructure	(4,000)	(1)
– Renewal of Nominal Rent Tenures	(2,360)	(2,963)
– Contingency	(51,000)	(10,000)
Total Expense	(68,209)	(14,788)
Internal and External Recoveries	68,209	14,788
Net Revenue (Expense)	—	—
Transfer from (to) the General Fund	(123,128)	(183,942)
FINANCING TRANSACTIONS
Receipts	70	70
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	70
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	50,000	50,000

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

³ Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4 The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2014/15 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	11,176	11,176
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,458)	(1,574)
Internal and External Recoveries	5,458	1,574
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	11,176	11,176

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

TENURES, COMPETITIVENESS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,764	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,764	6,382

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,000	6,000
Receipts	(6,000)	(6,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 28 — Ministry Operations	16,403,448	16,788,820

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	16,550,698	16,936,070
CAPITAL EXPENDITURES [2]	2,644	8,326
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	16,325,126	16,992,995	(282,799)	16,710,196
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	225,572	238,416	(12,542)	225,874
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	16,550,698	17,231,411	(295,341)	16,936,070

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,644	8,326	—	8,326

TOTAL CAPITAL EXPENDITURES	2,644	8,326	—	8,326

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 28 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	11,121,315	11,523,775
Medical Services Plan	3,982,075	4,061,832
PharmaCare	1,179,232	1,079,453
Health Benefits Operations	35,560	38,052
Vital Statistics	6,944	7,084
	16,325,126	16,710,196

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Vital Statistics provides funding for the Agency responsible for the administration, registration, record maintenance, certification, statistical analysis, and reporting of births, deaths, and marriages occurring in the province. Costs may be recovered from royalties on the sale of Vital Statistics Agency-developed intellectual property, ministries, health authorities, agencies, other levels of government, organizations, and individuals for services provided or funded by the sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	714	719
Stewardship and Corporate Services	224,858	225,155
	225,572	225,874

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for Healthy Living; and the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health plans, monitoring and regulation of professional associations, seniors advocacy, and public health reports on population health through the Provincial Health Officer. Costs may be recovered from ministries, health authorities, other levels of government, organizations, individuals, and other entities for services described within this sub-vote.

VOTE 28 — MINISTRY OPERATIONS	16,403,448	16,788,820

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	113,488	113,494
Operating Costs	166,009	167,498
Government Transfers	16,537,216	16,948,147
Other Expenses	149,863	149,863
Internal Recoveries	(147,591)	(147,591)
External Recoveries	(268,287)	(295,341)
TOTAL OPERATING EXPENSES	16,550,698	16,936,070

MINISTRY OF HEALTH

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	—	—

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF INTERNATIONAL TRADE

The mission of the Ministry of International Trade is to provide integrated trade and investment programs and services to help British Columbia increase its exports, develop international partnerships, increase awareness, negotiate trade deals, and attract investment and company head offices. The ministry also promotes multiculturalism and engages in initiatives to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 29 — Ministry Operations	36,135	36,135

OPERATING EXPENSES	36,135	36,135
CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF INTERNATIONAL TRADE

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
International Trade and Investment	10,761	10,763	(2)	10,761
International Strategy and Competitiveness	5,732	5,734	(2)	5,732
Multiculturalism	625	626	(1)	625
Transfers to Crown Corporations and Agencies	17,300	17,300	—	17,300
Executive and Support Services	1,717	1,718	(1)	1,717

TOTAL OPERATING EXPENSES	36,135	36,141	(6)	36,135

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF INTERNATIONAL TRADE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: International Trade and Investment, International Strategy and Competitiveness, Multiculturalism, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

INTERNATIONAL TRADE AND INVESTMENT

Voted Appropriation
International Trade and Investment	10,761	10,761

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; and programming to assist British Columbia companies to conduct international business. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

INTERNATIONAL STRATEGY AND COMPETITIVENESS

Voted Appropriation
International Strategy and Competitiveness	5,732	5,732

Voted Appropriation Description: This sub-vote provides for the delivery of investment capital and venture capital programming by acting as the lead and working with the British Columbia Immigrant Investment Fund and the British Columbia Renaissance Fund. This sub-vote also provides for centralized trade and investment strategy development and associated performance measurement; promoting British Columbia internationally; management of British Columbia’s participation in domestic and international trade agreements and initiatives, including the Softwood Lumber Agreement; partnerships with public and private sector organizations to achieve trade and investment objectives; and research and analysis to develop sectoral and market strategies and support British Columbia’s trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

MULTICULTURALISM

Voted Appropriation
Multiculturalism	625	625

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of multiculturalism programs and services. Programs and services include public education, Interfaith Bridging, Safe Harbour, Provincial Nesika Awards, and community networking against racism and hate. Costs may be recovered from ministries, organizations, and from the federal government under cost sharing agreements for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Forestry Innovation Investment Ltd	17,300	17,300

Voted Appropriation Description: This sub-vote provides for transfers to Crown Corporations and Agencies including Forestry Innovation Investment Ltd.

MINISTRY OF INTERNATIONAL TRADE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	597	597
Corporate Services	1,120	1,120
	1,717	1,717

Voted Appropriations Description: This sub-vote provides for the office of the Minister of International Trade and Minister Responsible for Asia Pacific Strategy and Multiculturalism, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for executive direction of the Ministry of International Trade, and administrative services for the operating programs of the Ministry of International Trade, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Skills Training. Costs may be recovered from ministries and Crown agencies for services described within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	36,135	36,135

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,812	8,816
Operating Costs	10,095	10,095
Government Transfers	19,024	19,024
Other Expenses	58	54
Internal Recoveries	(1,848)	(1,848)
External Recoveries	(6)	(6)
TOTAL OPERATING EXPENSES	36,135	36,135

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

The mission of the Ministry of Jobs, Tourism and Skills Training is to manage key lines of government service that help create the economic prosperity needed for the success of families and communities across the province. This means seizing the opportunities and responding to the challenges of a globalized economy in order to create new jobs, defend existing ones, and position ourselves for long-term growth. In addition, the Labour Division establishes a fair and balanced labour and employment law framework. This framework is the basis for promoting worker health, safety, and labour relations stability, which in turn creates a consistent employment environment that attracts investment and skilled workers.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	183,688	183,688
Vote 31 — Labour Programs	14,697	14,697
STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	198,885	198,885
CAPITAL EXPENDITURES ²	22,052	9,475
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Market and Immigration Initiatives	17,248	85,636	(68,388)	17,248
Tourism and Small Business	7,470	7,475	(5)	7,470
Major Investments Office	2,871	2,872	(1)	2,871
Economic Development	6,800	6,802	(2)	6,800
Transfers to Crown Corporations and Agencies	145,418	145,418	—	145,418
Executive and Support Services	3,881	4,881	(1,000)	3,881
Labour Programs	14,697	41,138	(26,441)	14,697
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	198,885	294,722	(95,837)	198,885

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	21,944	9,472	—	9,472
Labour Programs	108	3	—	3

TOTAL CAPITAL EXPENDITURES	22,052	9,475	—	9,475

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Labour Market and Immigration Initiatives, Tourism and Small Business, Major Investments Office, Economic Development, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

LABOUR MARKET AND IMMIGRATION INITIATIVES

Voted Appropriations
Strategy, Policy and Priorities	2,360	2,360
Immigration	11,651	11,651
Labour Market Programs	3,236	3,236
Labour Market Agreement	1	1
	17,248	17,248

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, and delivery of labour market and immigration programs and services, including external service delivery for initiatives related to settlement, immigration, and labour market development. Programs and services include business immigration; development and delivery of training programs and labour market supports through the Canada-British Columbia Labour Market Agreement; the Provincial Nominee Program; the Canada-British Columbia Building Foreign Qualifications Recognition Capacity Agreement; worker training programs; community services and partnerships; national and international job fairs; and labour market information, forecast, and communication tools. Costs may be recovered from investment returns on security deposits and from fees. Costs may also be recovered from ministries and parties external to government, including the Government of Canada through federal/provincial agreements, for services described within this sub-vote.

TOURISM AND SMALL BUSINESS

Voted Appropriations
Tourism Policy	1,294	1,294
Creative BC	2,472	2,472
Small Business	3,704	3,704
	7,470	7,470

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, policies, and legislation related to tourism and/or the tourism industry in British Columbia; work on tourism-related projects and policies of key strategic importance to British Columbia’s tourism industry; tourism-related operational, programming, and research activities, including negotiating and entering into tourism-related agreements or arrangements with parties outside of British Columbia; support to the Secretariat for the Ministers’ Council on Tourism; support and funding for the promotion of British Columbia’s creative economy and industries, including infrastructure, marketing, production and post-production support for film, television, gaming, digital media, music, publishing, and other creative industries. This sub-vote also provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; negotiating positions, policy options, and advice for government and industry; providing strategic direction to remove barriers to business, advancing economic development, and increasing productivity and competitiveness; providing financial support for projects, initiatives, and trusts that support economic growth and diversification throughout the province; and establishing and operating the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for services described within this sub-vote.

MAJOR INVESTMENTS OFFICE

Voted Appropriation
Major Investments Office	2,871	2,871

Voted Appropriation Description: This sub-vote provides for fostering economic development in key sectors by acting as the lead and working with other ministries and agencies to identify and evaluate new major project investment opportunities and encourage investment in British Columbia; working with the international offices to provide consistent and personalized business relationships and services to potential investors; advocating on behalf of government to secure and attain necessary approvals of major investment opportunities and working with investors, ministries, government agencies, other levels of government, and stakeholders to identify barriers impeding investment projects in British Columbia and working to overcome them; and funding and support for hosting events and trade missions. Costs may be recovered from government organizations and agencies for services described within this sub-vote.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

ECONOMIC DEVELOPMENT

Voted Appropriations
Economic Development	5,914	5,914
Mountain Pine Beetle Epidemic Response	886	886
	6,800	6,800

Voted Appropriations Description: This sub-vote provides for the administration, operation, and delivery of regional economic development programs, including the RuralBC Secretariat and the Resort Municipality Initiative Program, and services including comprehensive economic strategies and initiatives; key economic development tools; identifying new ways of enabling British Columbia’s rural communities to become more economically diverse; working with investors to facilitate economic development and job creation; administering federal/provincial economic programs; developing training strategies and implementing strategic labour market policies; and land and marine use planning. This sub-vote also provides for executive direction, administrative services, and operating programs of the Mountain Pine Beetle Epidemic Response Division. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Destination BC Corp	50,974	50,974
Industry Training Authority	94,444	94,444
	145,418	145,418

Voted Appropriations Description: This sub-vote provides for transfers to Crown Corporations and Agencies including Destination BC Corp. and the Industry Training Authority.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	923	923
Corporate Services	2,958	2,958
	3,881	3,881

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Tourism and Skills Training and Minister Responsible for Labour and the Minister of State for Tourism and Small Business, including salaries, benefits, allowances, and operating expenses for the ministers and the ministers’ staff; and the Parliamentary Secretary for the Jobs Plan. This sub-vote also provides for executive direction of the Ministry of Jobs, Tourism and Skills Training and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development; the Ministry of International Trade; the Ministry of Jobs, Tourism and Skills Training; and Destination BC Corp., including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. Costs may be recovered from ministries, Crown corporations, and government agencies for services described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	183,688	183,688

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 31 — LABOUR PROGRAMS

This vote provides for programs and operations described in the voted appropriations under the core business: Labour Programs.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,833	7,833
Labour Relations Board	4,630	4,630
WorkSafeBC Funded Services	1	1
Corporate Services	2,233	2,233
	14,697	14,697

Voted Appropriations Description: This sub-vote provides for services promoting harmonious, stable, and consistent labour and employment relations, including: oversight and administration of the Employment Standards Act and the Labour Relations Code; and the operations of the Workers’ Compensation Appeal Tribunal, Workers’ and Employers’ Advisers Offices, and the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Workers’ and Employers’ Advisers Offices are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. This sub-vote also provides for executive, strategic, financial, human resources, business planning, information and systems management, legislative and policy support, corporate planning, and performance management. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 31 — LABOUR PROGRAMS	14,697	14,697

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	63,851	62,047
Operating Costs	28,088	18,834
Government Transfers	296,345	213,177
Other Expenses	16,287	16,280
Internal Recoveries	(15,616)	(15,616)
External Recoveries	(190,070)	(95,837)
TOTAL OPERATING EXPENSES	198,885	198,885

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitimat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	333	408
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	408	483

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF JUSTICE

The mission of the Ministry of Justice is to lead law reform in British Columbia, see that public affairs are administered in accordance with the law, and ensure that British Columbia is a province where people are safe.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	1,007,918	1,025,193
Vote 33 — Judiciary	68,109	68,109
Vote 34 — Crown Proceeding Act	24,500	24,500
Vote 35 — Independent Investigations Office	10,100	8,100
Vote 36 — British Columbia Utilities Commission	1	1
Vote 37 — Emergency Program Act	14,478	14,478

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Public Guardian and Trustee Operating Account Special Account	8,893	8,893
Less: Transfer from Ministry Operations Vote	(8,893)	(8,893)
Victim Surcharge Special Account	13,504	13,504
OPERATING EXPENSES	1,139,891	1,155,166
CAPITAL EXPENDITURES ²	18,927	15,902
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JUSTICE

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	106,190	111,657	(3,502)	108,155
Prosecution Services	112,914	112,867	—	112,867
Court Services	96,421	98,935	(2,852)	96,083
Legal Services	17,571	17,843	(300)	17,543
Corrections	213,456	225,352	(6,044)	219,308
Policing and Security Programs	342,089	377,440	(27,758)	349,682
Victim Services and Crime Prevention	40,210	40,490	(300)	40,190
Emergency Management BC	26,736	31,824	(5,122)	26,702
Office of the Superintendent of Motor Vehicles	4,150	13,159	(4,036)	9,123
Liquor Control and Licensing	1	11,440	(11,439)	1
Agencies, Boards and Commissions	13,295	14,091	(796)	13,295
Executive and Support Services	34,885	32,248	(4)	32,244
Judiciary	68,109	68,109	—	68,109
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	10,100	8,100	—	8,100
British Columbia Utilities Commission	1	6,675	(6,674)	1
Emergency Program Act	14,478	14,478	—	14,478
Civil Forfeiture Account Special Account	—	3,992	(3,992)	—
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Public Guardian and Trustee Operating Account Special Account	—	16,008	(16,008)	—
Victim Surcharge Special Account	13,504	13,504	—	13,504
TOTAL OPERATING EXPENSES	1,139,891	1,243,993	(88,827)	1,155,166

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	17,382	14,572	—	14,572
Judiciary	765	605	—	605
Independent Investigations Office	388	352	—	352
British Columbia Utilities Commission	10	10	—	10
Public Guardian and Trustee Operating Account Special Account	382	363	—	363
TOTAL CAPITAL EXPENDITURES	18,927	15,902	—	15,902

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	2,900	(2,900)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	2,900	(2,900)	—

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following twelve core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Corrections; Policing and Security Programs; Victim Services and Crime Prevention; Emergency Management BC; Office of the Superintendent of Motor Vehicles; Liquor Control and Licensing; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	106,190	108,155

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	112,914	112,867

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	96,421	96,083

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice related initiatives, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	17,571	17,543

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for legal and related services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

CORRECTIONS

Voted Appropriation
Corrections	213,456	219,308

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries for purposes including medical sessions, systems-related costs, and supervision of offenders; from other levels of government for purposes which include housing and supervision of federal offenders and immigration detainees; and from other jurisdictions for community supervision of offenders, the Vancouver Drug Treatment Court, and the Native Courtworker Program for services described within this sub-vote.

POLICING AND SECURITY PROGRAMS

Voted Appropriation
Policing and Security Programs	342,089	349,682

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing, and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites; for criminal record reviews of public sector employees; and from other levels of government, the Insurance Corporation of British Columbia, the Vancouver Port Corporation, and organizations and individuals covered by the Criminal Records Review Act for services described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	40,210	40,190

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives, from ministries for special public safety initiatives, and from other levels of government for services described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	26,736	26,702

Voted Appropriation Description: This sub-vote provides for costs related to provincial emergency planning, preparedness, mitigation, response, and recovery activities, including flood, fire, and other hazard mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to multiple fatality incidents. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and oversees major fire investigations and the response to major wildland urban interface fire emergencies; and for the BC Coroners Service, which provides for investigations of unnatural, sudden, and unexpected deaths in the province, ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances, and reporting on issues affecting public health and safety, and reviewing child deaths. Costs may be recovered from ministries, Crown agencies, other levels of government, and other organizations for services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	4,150	9,123

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver related programs administered by the Office of the Superintendent of Motor Vehicles. Costs may be recovered from ministries, Crown corporations, and from appeal fees and program fees for services described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement in support of the Liquor Control and Licensing Act and regulations, including administrative oversight of retail liquor outlets appointed under section 18(5) of the Liquor Distribution Act, and to establish and operate an on-going program to reduce the incidence of underage drinking. Costs may be recovered from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for services described within this sub-vote.

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	13,295	13,295

Voted Appropriation Description: This sub-vote provides for the costs of the BC Ferry Commission, BC Human Rights Tribunal, BC Review Board, and Oil and Gas Appeal Tribunal and partial funding of the Public Guardian and Trustee Operating Account. The BC Ferry Commission serves to regulate British Columbia Ferry Services Inc. (BC Ferries). The BC Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the British Columbia Human Rights Code. The BC Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged or detained in a designated place of custody. The Oil and Gas Appeal Tribunal is an independent agency that was established to hear appeals from certain determinations issued by the Oil and Gas Commission (or its designate) under the Oil and Gas Activities Act, as well as certain review decisions issued by a review official. Costs may be recovered from ministries, government agencies, boards and commissions, and other organizations for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,087	1,062
Corporate Services	33,798	31,182
	34,885	32,244

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Justice, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s and the Deputy Solicitor General’s offices; the Parliamentary Secretary for Corrections; the Parliamentary Secretary for Crime Reduction; the Parliamentary Secretary for Liquor Policy Review; general services to support program delivery; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the ministry, including financial administration, facilities management, organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Minister of Justice and the ministry, including oversight of delegated consumer protection agencies. Costs may be recovered pursuant to court and consent orders, for costs associated with investigations and consumer restitution; and from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	1,007,918	1,025,193

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 33 — JUDICIARY

This vote provides for programs and operations described in the voted appropriations under the core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	14,350	14,350
Provincial Courts	53,759	53,759
	68,109	68,109

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 33 — JUDICIARY	68,109	68,109

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 34 — CROWN PROCEEDING ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 34 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for programs and operations described in the voted appropriation under the core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	10,100	8,100

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which conducts investigations into incidents that result in death or serious harm involving on and off duty municipal police, Royal Canadian Mounted Police in British Columbia, and on duty special provincial constables. When such investigations result in Crown Counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. The Independent Investigations Office operates under the Police Act which provides for the prescription of additional offences to be investigated and for issuance of public reports as necessary and as required.

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE	10,100	8,100

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission may be recovered from regulated entities, hearing and project applicants, and parties external to government for services described within this sub-vote.

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 37 — EMERGENCY PROGRAM ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,478	14,478

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies, disasters, and for hazard mitigation initiatives.

VOTE 37 — EMERGENCY PROGRAM ACT	14,478	14,478

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, Public Guardian and Trustee Operating Account, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,893	8,893
Less: Transfer from Ministry Operations Vote	(8,893)	(8,893)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	559,017	567,651
Operating Costs	152,635	151,249
Government Transfers	557,963	569,789
Other Expenses	42,982	42,354
Internal Recoveries	(86,007)	(87,050)
External Recoveries	(86,699)	(88,827)
TOTAL OPERATING EXPENSES	1,139,891	1,155,166

MINISTRY OF JUSTICE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	6,085	9,018
OPERATING TRANSACTIONS
Revenue	1,033	1,033
Expense	(3,992)	(3,992)
Internal and External Recoveries	3,992	3,992
Net Revenue (Expense)	1,033	1,033
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	1,900
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	9,018	10,051

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,322	3,212
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	(239)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	3,212	3,341

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

³ The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	1,016	1,054
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	38
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	1,054	1,054

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	25,472	25,555
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(24,697)	(24,901)
Internal and External Recoveries	15,804	16,008
Transfer from Ministry Operations Vote	8,893	8,893
Net Revenue (Expense)	—	—
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	(168)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(382)	(363)
Net Cash Source (Requirement)	(382)	(363)
Working Capital Adjustments and Other Spending Authority Committed³	633	633
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	25,555	25,825

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

³ The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for the Ministry of Justice. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	42,539	41,185
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)
Difference Between 2013/14 Estimates and Projected Actual Net Revenue (Expense)	150
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	41,185	39,681

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF JUSTICE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,900	2,900
Receipts	(2,900)	(2,900)
Net Cash Requirement (Source)	—	—

MINISTRY OF NATURAL GAS DEVELOPMENT

The mission of the Ministry of Natural Gas Development is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s natural gas and petroleum resources for the benefit of British Columbians; for providing leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners and enabling a range of market and non-market housing choices; and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	15,802	20,249
Vote 39 — Housing	343,866	368,691
STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	12,000	12,000
OPERATING EXPENSES	371,668	400,940
CAPITAL EXPENDITURES ²	27,067	2,767
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF NATURAL GAS DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Upstream Development	12,482	12,484	(2)	12,482
Liquefied Natural Gas	—	3,974	(2)	3,972
Oil and Strategic Initiatives	1,012	1,014	(2)	1,012
Executive and Support Services	2,308	2,787	(4)	2,783
Housing	343,866	368,692	(1)	368,691
Housing Endowment Fund Special Account	12,000	12,000	—	12,000

TOTAL OPERATING EXPENSES	371,668	400,951	(11)	400,940

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	27,067	2,767	—	2,767
TOTAL CAPITAL EXPENDITURES	27,067	2,767	—	2,767

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Upstream Development	—	27,241	(27,241)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	27,241	(27,241)	—

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Upstream Development, Liquefied Natural Gas, Oil and Strategic Initiatives, and Executive and Support Services.

UPSTREAM DEVELOPMENT

Voted Appropriation
Upstream Development	12,482	12,482

Voted Appropriation Description: This sub-vote provides for the management of the province’s upstream natural gas and petroleum, including the administration of petroleum and natural gas; facilitating infrastructure development to improve access to upstream oil and gas resources; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs; identifying, stimulating, and facilitating development and market opportunities; developing provincial statutes and regulations that apply to the upstream oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits, and operating expenses related to government’s management of upstream oil and gas resources; expenses for developing policies and programs to identify, stimulate, market, and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of upstream oil and gas development. This sub-vote also provides for assistance and advice to the petroleum and natural gas industries on issuance of petroleum and natural gas tenures and underground natural gas storage rights; and maintains tenure registries, collects fees associated with the subsurface tenures, and ensures compliance with provincial tenure legislation and regulations. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

LIQUEFIED NATURAL GAS

Voted Appropriation
Liquefied Natural Gas	—	3,972

Voted Appropriation Description: This sub-vote provides for the management of the province’s liquefied natural gas strategy to foster the development and growth of the liquefied natural gas industry in British Columbia. This sub-vote also provides for the Liquefied Natural Gas Task Force, including engagement with proponents, joint venture and investment interests, and liquefied natural gas customer representative countries; and developing and maintaining the overarching strategic framework for ministries and Crown agencies on policies, programs, and decisions supporting the liquefied natural gas industry. The sub-vote provides for scientific technical studies relating to the industry; support for engagement on cross jurisdictional issues; liquefied natural gas and natural gas market analysis and pricing forecasts, including financial and economic analysis; and global promotion, communications, and community engagement, including building relationships with key community stakeholders and participation in local, regional, and global conferences and forums. This sub-vote also provides for support of other ministries, agencies, and stakeholders on liquefied natural gas related issues, including British Columbia Hydro and Power Authority energy supply and infrastructure contributions, liquefied natural gas taxation, power supply pricing and transmission infrastructure requirements, provincial policy framework for First Nations negotiations and specific negotiation mandates along the pipeline corridors, plant locations and marine traffic routes, and Crown land dispositions for industry development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

OIL AND STRATEGIC INITIATIVES

Voted Appropriation
Oil and Strategic Initiatives	1,012	1,012

Voted Appropriation Description: This sub-vote provides for engagement with other provincial agencies and federal and provincial governments in matters related to increasing oil exports from British Columbia and Alberta to new markets, including liaising with Alberta as it relates to oil; undertaking economic and market analysis; identifying, stimulating, and facilitating development and market opportunities; negotiating and implementing agreements with other governments; and fostering development of the supply sector that supports pipeline development. This sub-vote provides for facilitation of the development of interprovincial oil pipelines and related infrastructure projects that benefit British Columbia through liaising with oil transmission pipeline proponents; providing the central point of contact on proposed interprovincial oil transmission pipelines to British Columbia’s coast; supporting the province in federal regulatory tribunals; and defining British Columbia’s Five Requirements. This sub-vote provides for the salaries, benefits, and operating expenses related to the government’s engagement to increase oil exports to new markets; identification of British Columbia’s value-added gas development opportunities; and negotiating and implementing agreements with other governments and non-governmental organizations regarding the fiscal, socio-economic, and financial aspects of oil development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	528	532
Corporate Services	1,780	2,251
	2,308	2,783

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Natural Gas Development and the Minister Responsible for Housing, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	15,802	20,249

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 39 — HOUSING

This vote provides for programs and operations described in the voted appropriations under the core business: Housing.

HOUSING

Voted Appropriations
Housing	334,315	359,140
Building and Safety Policy	1,550	1,550
Residential Tenancy	8,001	8,001
	343,866	368,691

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Shelter Aid for Elderly Renters Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the Fire Code under the Fire Services Act, and the British Columbia Building and Plumbing Codes and other building regulations under the Local Government Act and concurrent authority for Buildings and Other Structures under the Community Charter. This sub-vote is also responsible for the Building Code Appeal Board and the Safety Standards Appeal Board. Transfers are provided to BC Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, other levels of government, organizations, agencies, and individuals for services described within this sub-vote.

VOTE 39 — HOUSING	343,866	368,691

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,000	12,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	15,652	17,735
Operating Costs	10,691	12,961
Government Transfers	344,968	369,893
Other Expenses	368	368
Internal Recoveries	(4)	(6)
External Recoveries	(7)	(11)
TOTAL OPERATING EXPENSES	371,668	400,940

MINISTRY OF NATURAL GAS DEVELOPMENT

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2013/14	2014/15

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account in 2007 under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	45,369	53,369
OPERATING TRANSACTIONS
Revenue	20,000	38,000
Expense	(12,000)	(12,000)
Net Revenue (Expense)	8,000	26,000
FINANCING TRANSACTIONS
Receipts	—
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	53,369	79,369

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2013/14 is based on the 2012/13 Public Accounts.

MINISTRY OF NATURAL GAS DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

UPSTREAM DEVELOPMENT

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	29,346	27,241
Receipts	(29,346)	(27,241)
Net Cash Requirement (Source)	—	—

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

The mission of the Ministry of Social Development and Social Innovation is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to the services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 40 — Ministry Operations	2,487,215	2,529,819

OPERATING EXPENSES	2,487,215	2,529,819
CAPITAL EXPENDITURES[2]	39,621	29,517
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

CORE BUSINESSSUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,684,238	1,692,418	(10,080)	1,682,338
Employment	55,488	331,027	(301,039)	29,988
Community Living British Columbia	728,777	799,777	—	799,777
Employment and Assistance Appeal Tribunal	1,751	1,751	—	1,751
Executive and Support Services	16,961	16,005	(40)	15,965

TOTAL OPERATING EXPENSES	2,487,215	2,840,978	(311,159)	2,529,819

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	39,621	29,517	—	29,517

TOTAL CAPITAL EXPENDITURES	39,621	29,517	—	29,517

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Income Assistance, Employment, Community Living British Columbia, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	115,529	120,529
Temporary Assistance	383,639	345,140
Disability Assistance	913,576	938,675
Supplementary Assistance	271,494	277,994
	1,684,238	1,682,338

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments for services described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	55,487	29,987
Labour Market Development Agreement	1	1
	55,488	29,988

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries and parties external to government, under cost-sharing agreements, for services described within this sub-vote.

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Community Living British Columbia	728,777	799,777

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,751	1,751

Voted Appropriation Description: This sub-vote provides for salaries, benefits, member fees and expenses, and operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for services described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	555	559
Corporate Services	16,406	15,406
	16,961	15,965

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Social Development and Social Innovation and for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	2,487,215	2,529,819

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	127,515	130,819
Operating Costs	32,806	33,506
Government Transfers	2,633,506	2,671,947
Other Expenses	20,345	20,345
Internal Recoveries	(15,639)	(15,639)
External Recoveries	(311,318)	(311,159)
TOTAL OPERATING EXPENSES	2,487,215	2,529,819

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’

SERVICES

The mission of the Ministry of Technology, Innovation and Citizens’ Services is to grow British Columbia’s technology industry, champion innovation, and deliver cost-effective, accessible, and responsive services to citizens and clients.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 41 — Ministry Operations	64,209	64,213
Vote 42 — Shared Services BC	416,940	425,540
Vote 43 — Government Communications and Public Engagement	37,255	37,255
OPERATING EXPENSES	518,404	527,008
CAPITAL EXPENDITURES [2]	126,339	194,468
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(3,000)	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	17,724	31,472	(13,748)	17,724
Office of the Chief Information Officer	12,442	13,822	(1,380)	12,442
Innovation and Technology	8,487	8,489	(2)	8,487
Executive and Support Services	25,556	25,562	(2)	25,560
Logistics and Business Services	12,182	55,471	(43,289)	12,182
Real Property	258,436	371,690	(104,654)	267,036
Technology Solutions	146,322	171,695	(25,373)	146,322
Government Communications and Public Engagement	26,155	26,258	(103)	26,155
Strategic Initiatives	11,100	11,102	(2)	11,100

TOTAL OPERATING EXPENSES	518,404	715,561	(188,553)	527,008

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Technology Solutions	125,872	194,468	—	194,468
Strategic Initiatives	467	—	—	—

TOTAL CAPITAL EXPENDITURES	126,339	194,468	—	194,468

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Real Property	(3,000)	5,000	(5,000)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(3,000)	5,000	(5,000)	—

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Innovation and Technology, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,273	16,273
BC Online	822	822
BC Registry Services	1	1
BC Stats	628	628
	17,724	17,724

Voted Appropriations Description:  This sub-vote provides for service delivery to the public through multiple access points, including over the counter, telephone, and online and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and services described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	12,442	12,442

Voted Appropriation Description:  This sub-vote provides for strategic information management and technology governance and direction for government. This includes development of standards, policies, and programs to support government initiatives; review of ministry information management and technology initiatives; information security; privacy protection; and promoting and integrating information technology to improve citizen-centred service delivery. This sub-vote also includes services related to the provision of advice and support to government in relation to the transformation of information technology and business processes. Funding may be provided to other organizations to support these initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

INNOVATION AND TECHNOLOGY

Voted Appropriations
Innovation and Technology	2,397	2,397
BC Innovation Council	6,090	6,090
	8,487	8,487

Voted Appropriations Description:  This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; developing and implementing strategies; providing strategic direction to remove barriers to innovation and commercialization; and providing financial support for related projects and programs, initiatives, and trusts that support academic excellence and economic diversification throughout the province. This sub-vote also provides for transfers to the BC Innovation Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other organizations for services described within this sub-vote.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	559	563
Corporate Services	24,997	24,997
	25,556	25,560

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Technology, Innovation and Citizens’ Services and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement, and employee communications; and other administrative services, including financial, information technology, and information management. In addition, this sub-vote provides funding to other organizations to support the provision of programming to all British Columbians through television, the web, and other emerging technologies. This sub-vote also provides for activities that support the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	64,209	64,213

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 42 — SHARED SERVICES BC

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Logistics and Business Services, Real Property, and Technology Solutions.

LOGISTICS AND BUSINESS SERVICES

Voted Appropriation
Logistics and Business Services	12,182	12,182

Voted Appropriation Description: This sub-vote provides for procurement and supply services, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and procurement; intellectual property services; and information access operations to ministries and external customers of Shared Services BC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	258,436	267,036

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, environmental, and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	146,322	146,322

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, desktop services, voice and data communications, application hosting, and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, and public and private organizations for products and services described within this sub-vote.

VOTE 42 — SHARED SERVICES BC	416,940	425,540

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 43 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Government Communications and Public Engagement and Strategic Initiatives.

GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

Voted Appropriation
Government Communications and Public Engagement	26,155	26,155

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications related activities. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	11,100	11,100

Voted Appropriation Description: This sub-vote provides for corporate leadership and services in the areas of strategic policy development and cross-government innovation in the public service. Included in this sub-vote is the management of common web services for government; the integration, warehousing, and dissemination of provincial geographic information; cross-government planning; and key programs related to open government, including open data, open information, and citizen engagement. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 43 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	37,255	37,255

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	159,020	161,313
Operating Costs	605,968	619,119
Government Transfers	13,465	13,965
Other Expenses	99,546	99,948
Internal Recoveries	(177,409)	(178,784)
External Recoveries	(182,186)	(188,553)
TOTAL OPERATING EXPENSES	518,404	527,008

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2013/14	2014/15

REAL PROPERTY

RELEASE OF ASSETS FOR ECONOMIC GENERATION — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,000	5,000
Receipts	(8,000)	(5,000)
Net Cash Requirement (Source)	(3,000)	—

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 44 — Ministry Operations	812,278	812,293
OPERATING EXPENSES	812,278	812,293
CAPITAL EXPENDITURES ²	2,702	4,168
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹ For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

² Details of capital expenditures are presented in Schedule C.

³ Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,433	664,176	(653,134)	11,042
Public Transportation	310,606	894,604	(585,791)	308,813
Highway Operations	469,742	589,765	(117,593)	472,172
Commercial Passenger Transportation Regulation	1,534	1,535	(1)	1,534
British Columbia Pavilion Corporation	8,977	8,992	—	8,992
Executive and Support Services	9,986	10,995	(1,255)	9,740

TOTAL OPERATING EXPENSES	812,278	2,170,067	(1,357,774)	812,293

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	2,702	4,168	—	4,168

TOTAL CAPITAL EXPENDITURES	2,702	4,168	—	4,168

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 44 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulations, British Columbia Pavilion Corporation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,470	1,986
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	7,696	7,789
Enhancing Economic Development	1,265	1,265
	11,433	11,042

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, Pacific Gateway, and infrastructure development initiatives. Major activities include transportation, highway and corporate policy, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation and infrastructure initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	112,755	116,163
Coastal Ferry Services	197,851	192,650
	310,606	308,813

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	435,516	437,946
Commercial Vehicle Safety and Enforcement	23,609	23,609
Inland Ferries	10,617	10,617
	469,742	472,172

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assistance with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures, and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	489	489
Passenger Transportation Branch	1,045	1,045
	1,534	1,534

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

BRITISH COLUMBIA PAVILION CORPORATION

Voted Appropriation
British Columbia Pavilion Corporation	8,977	8,992

Voted Appropriation Description: This sub-vote provides for transfers to the British Columbia Pavilion Corporation.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	544	544
Corporate Services	9,442	9,196
	9,986	9,740

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Lower Mainland Transportation. This sub-vote also provides for the deputy minister’s office, and services to support program delivery, including finance, administration, strategic human resources, information technology and management, service planning and performance measurement, oversight of Crown corporations, writing services, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

VOTE 44 — MINISTRY OPERATIONS	812,278	812,293

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	118,143	111,513
Operating Costs	1,729,881	1,790,961
Government Transfers	236,605	266,535
Other Expenses	1,315	1,063
Internal Recoveries	(5)	(5)
External Recoveries	(1,273,661)	(1,357,774)
TOTAL OPERATING EXPENSES	812,278	812,293

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATION
Vote 45 — Management of Public Funds and Debt	1,257,091	1,285,466
OPERATING EXPENSES	1,257,091	1,285,466
CAPITAL EXPENDITURES ²	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,257,088	1,287,968	(2,505)	1,285,463
Cost of Borrowing for Relending to Government Bodies	1	1,117,865	(1,117,864)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	946	(945)	1
Cost of Warehouse Borrowing Program	1	11,429	(11,428)	1

TOTAL OPERATING EXPENSES	1,257,091	2,418,208	(1,132,742)	1,285,466

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 45 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for programs and operations described in the voted appropriations under the following four core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,257,088	1,285,463

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include costs, under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management and banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2013/14	2014/15

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements, including interest and all other costs, expenses, charges, and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 45 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,257,091	1,285,466

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,354,232	2,418,208
External Recoveries	(1,097,141)	(1,132,742)
TOTAL OPERATING EXPENSES	1,257,091	1,285,466

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2013/14[1]	2014/15
VOTED APPROPRIATIONS
Vote 46 — Contingencies (All Ministries) and New Programs	225,000	300,000
Vote 47 — Capital Funding	992,535	1,048,243
Vote 48 — Commissions on Collection of Public Funds	1	1
Vote 49 — Allowances for Doubtful Revenue Accounts	1	1
Vote 50 — Tax Transfers	835,000	778,000
Vote 51 — Auditor General for Local Government	2,600	2,600
Vote 52 — Electoral Boundaries Commission	—	2,500
Vote 53 — Environmental Appeal Board and Forest Appeals Commission	2,075	2,075
Vote 54 — Forest Practices Board	3,815	3,815
OPERATING EXPENSES	2,061,027	2,137,235
CAPITAL EXPENDITURES ²	73,390	81,530
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2013/14 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2014/15 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2013/14	2014/15 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	225,000	300,000	—	300,000
Capital Funding	992,535	1,048,243	—	1,048,243
Commissions on Collection of Public Funds	1	74,112	(74,111)	1
Allowances for Doubtful Revenue Accounts	1	170,793	(170,792)	1
Tax Transfers	835,000	778,000	—	778,000
Auditor General for Local Government	2,600	2,602	(2)	2,600
Electoral Boundaries Commission	—	2,500	—	2,500
Environmental Appeal Board and Forest Appeals Commission	2,075	2,076	(1)	2,075
Forest Practices Board	3,815	3,818	(3)	3,815
TOTAL OPERATING EXPENSES	2,061,027	2,382,144	(244,909)	2,137,235

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	73,390	81,530	—	81,530
TOTAL CAPITAL EXPENDITURES	73,390	81,530	—	81,530

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 46 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for ex gratia payments and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	225,000	300,000

CAPITAL EXPENDITURES
Project Reserves	73,390	81,530

VOTE 47 — CAPITAL FUNDING

(Minister of Advanced Education, Minister of Education,

Minister of Health, and Minister of Natural Gas Development)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the capitalizable costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education, the Minister of Education, the Minister of Health, and the Minister of Natural Gas Development to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization.

OPERATING EXPENSES
Post-Secondary Institutions (Minister of Advanced Education)	79,617	146,826
Schools (Minister of Education)	469,054	438,217
Health Facilities (Minister of Health)	414,474	423,956
Housing (Minister of Natural Gas Development)	29,390	39,244
	992,535	1,048,243

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 48 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests, Lands and Natural Resource Operations
Minister of Advanced Education	Minister of Health
Minister of Agriculture	Minister of International Trade
Minister of Children and Family Development	Minister of Jobs, Tourism and Skills Training
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Natural Gas Development
Minister of Energy and Mines	Minister of Social Development and Social Innovation
Minister of Environment	Minister of Technology, Innovation and Citizens’ Services
Minister of Finance	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance, Legal Services Branch, and the Ministry of Justice. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	1
Ministry of Agriculture	1	1
Ministry of Children and Family Development	1	1
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	1	1
Ministry of Finance	67,000	66,000
Ministry of Forests, Lands and Natural Resource Operations	1,259	1,268
Ministry of Health	878	878
Ministry of International Trade	1	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	3,585	5,457
Ministry of Natural Gas Development	1	1
Ministry of Social Development and Social Innovation	480	480
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	15	15
Recoveries	(73,230)	(74,110)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 49 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests, Lands and Natural Resource Operations
Minister of Advanced Education	Minister of Health
Minister of Agriculture	Minister of International Trade
Minister of Children and Family Development	Minister of Jobs, Tourism and Skills Training
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Natural Gas Development
Minister of Energy and Mines	Minister of Social Development and Social Innovation
Minister of Environment	Minister of Technology, Innovation and Citizens’ Services
Minister of Finance	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Children and Family Development	50	50
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	400	400
Ministry of Finance	149,600	140,500
Ministry of Forests, Lands and Natural Resource Operations	5,570	5,570
Ministry of Health	6,806	4,506
Ministry of International Trade	1	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	12,685	11,715
Ministry of Natural Gas Development	1	1
Ministry of Social Development and Social Innovation	11,029	8,029
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(186,161)	(170,791)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 50 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program expense includes amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	194,000	194,000
Sales Tax Credits	53,000	53,000
Small Business Venture Capital Tax Credits	25,000	25,000
Other Personal Income Tax Credits	57,800	34,700
BC Family Bonus	1,400	300
Film and Television Tax Credits	70,000	80,000
Production Services Tax Credits	270,500	197,500
Scientific Research and Experimental Development Tax Credits	78,300	74,000
Interactive Digital Media Tax Credits	35,000	50,000
Other Corporate Income Tax Credits	50,000	69,500
	835,000	778,000

VOTE 51 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Community, Sport and Cultural Development)

This vote provides for the operations of the Office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,600	2,600

VOTE 52 — ELECTORAL BOUNDARIES COMMISSION

(Minister of Justice and Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission. The Commission, in consultation with the public, will make recommendations for electoral boundaries under the current electoral system.

OPERATING EXPENSES
Electoral Boundaries Commission	—	2,500

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2013/14	2014/15

VOTE 53 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Justice and Attorney General)

This vote provides for the operation, administrative, and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Costs may be recovered from ministries, other levels of government, and organizations for services described within this vote.

OPERATING EXPENSES
Environmental Appeal Board	312	312
Forest Appeals Commission	310	310
Administration and Support Services	1,453	1,453
	2,075	2,075

VOTE 54 — FOREST PRACTICES BOARD

(Minister of Forests, Lands and Natural Resource Operations)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for services described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,815	3,815

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	4,333	5,263
Operating Costs	4,149	5,719
Government Transfers	1,827,535	1,826,243
Other Expenses	484,412	544,922
Internal Recoveries	(3)	(3)
External Recoveries	(259,399)	(244,909)
TOTAL OPERATING EXPENSES	2,061,027	2,137,235

SCHEDULES

A — Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation — 2013/14

B — Special Accounts Summary

C — Financing Transactions — Capital Expenditures

D — Financing Transactions — Loans, Investments and Other Requirements

E — Financing Transactions — Revenue Collected for, and Transferred to, Other Entities

F — Summary of Ministerial Accountability for Operating Expenses

G — Estimated Consolidated Revenue Fund Operating Result

H — Major Service Delivery Agencies Estimated Revenues and Expenses

I — Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 14/15

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2013/14

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Aboriginal Relations and Reconciliation
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	82,479	1
Transfer from Ministry of Children and Family Development
Reassignment of staff and funding	223	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	82,702	1

Children and Family Development
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	1,345,039	1,352
Transfer to Ministry of Aboriginal Relations and Reconciliation
Reassignment of staff and funding	(223)	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	1,344,816	1,352

Community, Sport and Cultural Development
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	181,907	893
Transfer to Ministry of Jobs, Tourism and Skills Training
Creative Industry Grant funding	(147)	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	181,760	893

Energy and Mines
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	24,249	284
Transfer to Ministry of Natural Gas Development
Surface Rights Board funding	(108)	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	24,141	284

Finance
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	189,707	8,018
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Corporate Accounting Services funding	13,977	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	203,684	8,018

Health
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	16,550,725	2,644
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Reassignment of staff and funding	(27)	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	16,550,698	2,644

Jobs, Tourism and Skills Training
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	196,654	22,052
Transfer from Ministry of Community, Sport and Cultural Development
Creative Industry Grant funding	147	—
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Destination BC shared services funding	2,084	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	198,885	22,052

Natural Gas Development
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	371,560	27,067
Transfer from Ministry of Energy and Mines
Surface Rights Board funding	108	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	371,668	27,067

ESTIMATES, 14/15

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2013/14

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Technology, Innovation and Citizens’ Services
Total Operating Expenses and Capital Expenditures — 2013/14 Estimates	534,438	126,339
Transfer from Ministry of Health
Reassignment of staff and funding	27	—
Transfer to Ministry of Finance
Corporate Accounting Services funding	(13,977)	—
Transfer to Ministry of Jobs, Tourism and Skills Training
Destination BC shared services funding	(2,084)	—
Total Operating Expenses and Capital Expenditures — 2013/14 Restated	518,404	126,339

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2013/14 Estimates	35,491,000	407,034
Total Transfers from Special Offices, Ministries and Other Appropriations	16,566	—
Total Transfers to Special Offices, Ministries and Other Appropriations	(16,566)	—
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2013/14 Restated	35,491,000	407,034

ESTIMATES, 14/15

SPECIAL ACCOUNTS SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2015)
($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2014	Revenue	Expense	Fund²	(Disbursements)	Expense	Adjustment³	March 31, 2015

Special Accounts¹
BC Arts and Culture Endowment special account	7,012	3,100	(2,500)	—	—	—	—	7,612
BC Timber Sales Account	292,450	209,020	(155,753)	(40,000)	(67,202)	(29,694)	90,404	299,225
Children’s Education Fund special account	363,691	4,461	(30,001)	46,074	—	—	—	384,225
Civil Forfeiture Account	9,018	1,033	—	—	—	—	—	10,051
Corrections Work Program Account	3,212	1,350	(1,281)	—	—	—	60	3,341
Criminal Asset Management Fund	1,054	—	—	—	—	—	—	1,054
Crown Land special account	50,000	183,892	(20)	(183,942)	70	—	—	50,000
First Citizens Fund	2,057	2,000	(2,830)	—	—	—	—	1,227
First Nations Clean Energy Business Fund special account	1,097	471	(496)	1,000	—	—	—	2,072
Forest Stand Management Fund	11,176	—	—	—	—	—	—	11,176
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	53,369	38,000	(12,000)	—	—	—	—	79,369
Innovative Clean Energy Fund special account	20,482	6,500	(2,300)	—	—	—	—	24,682
Insurance and Risk Management Account	431,416	21,790	(4,191)	—	—	—	391	449,406
Northern Development Fund	408	575	(500)	—	—	—	—	483
Park Enhancement Fund special account	3,005	1,900	(1,800)	—	—	(400)	—	2,705
Physical Fitness and Amateur Sports Fund	890	1,700	(1,700)	—	—	—	—	890
Production Insurance Account	42,612	25,500	(20,800)	—	—	—	—	47,312
Provincial Home Acquisition Wind Up special account	15,461	5	(10)	—	18	—	—	15,474
Public Guardian and Trustee Operating Account	25,555	8,893	(8,893)	—	—	(363)	633	25,825
Sustainable Environment Fund	5,395	19,900	(18,935)	—	—	—	—	6,360
Teachers Act Special Account	4,932	6,400	(6,400)	—	—	—	—	4,932
University Endowment Lands Administration Account	33,192	6,442	(6,442)	—	—	—	—	33,192
Victim Surcharge Special Account	41,185	12,000	(13,504)	—	—	—	—	39,681
	1,418,669	702,182	(437,606)	(176,868)	(67,114)	(30,457)	91,488	1,500,294
Transfers from Voted Appropriations to Special Account[4]
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,893)	8,893	—	—	—	—	—
	—	(17,693)	17,693	—	—	—	—	—

Total Special Accounts (net of transfers)	1,418,669	684,489	(419,913)	(176,868)	(67,114)	(30,457)	91,488	1,500,294

1 Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 Transfers from (to) the General Fund consist of changes in statutory spending authority.

3 Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortization, inventory, and accounts receivable and payable.

4 Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations.  This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 12.

ESTIMATES, 14/15

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2015)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

					Net Cash
	Capital Spending	P3 Liabilities	Receipts	Disbursements	Requirement
SUMMARY
Voted Appropriation	401,046	—	—	401,046	401,046
Special Accounts ¹	30,457	—	—	30,457	30,457
Service Delivery Agencies	3,598,461	(227,709)	(621,433)	3,370,752	2,749,319
Total	4,029,964	(227,709)	(621,433)	3,802,255	3,180,822

Legislation	3,392	—	—	3,392	3,392
Officers of the Legislature	1,810	—	—	1,810	1,810
Office of the Premier	1	—	—	1	1
Ministry of Aboriginal Relations and Reconciliation	1	—	—	1	1
Ministry of Advanced Education	504	—	—	504	504
Ministry of Agriculture	294	—	—	294	294
Ministry of Children and Family Development	1,040	—	—	1,040	1,040
Ministry of Community, Sport and Cultural Development	833	—	—	833	833
Ministry of Education	1,238	—	—	1,238	1,238
Ministry of Energy and Mines	196	—	—	196	196
Ministry of Environment	19,033	—	—	19,033	19,033
Ministry of Finance	713	—	—	713	713
Ministry of Forests, Lands and Natural Resource Operations	56,294	—	—	56,294	56,294
Ministry of Health	8,326	—	—	8,326	8,326
Ministry of International Trade	1	—	—	1	1
Ministry of Jobs, Tourism and Skills Training	9,475	—	—	9,475	9,475
Ministry of Justice	15,902	—	—	15,902	15,902
Ministry of Natural Gas Development	2,767	—	—	2,767	2,767
Ministry of Social Development and Social Innovation	29,517	—	—	29,517	29,517
Ministry of Technology, Innovation and Citizens’ Services	194,468	—	—	194,468	194,468
Ministry of Transportation and Infrastructure	4,168	—	—	4,168	4,168
Project Reserves ²	81,530	—	—	81,530	81,530
Consolidated Revenue Fund Total ³	431,503	—	—	431,503	431,503

Health Facilities	846,657	(51,425)	(201,020)	795,232	594,212
Schools	510,935	—	(12,000)	510,935	498,935
Post Secondary Institutions	883,147	—	(213,930)	883,147	669,217
Transportation	1,180,713	(145,178)	(191,683)	1,035,535	843,852
Other	177,009	(31,106)	(2,800)	145,903	143,103
Service Delivery Agencies Total [4]	3,598,461	(227,709)	(621,433)	3,370,752	2,749,319
Total	4,029,964	(227,709)	(621,433)	3,802,255	3,180,822

1 The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2014/15 Estimates.

2 Administered by the Minister of Finance.

3 The allocation of the total voted disbursements among categories of capital expenditures is available in the Supplement to the Estimates.

4 The total net cash requirement (source) from service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 14/15

FINANCING TRANSACTIONS	Schedule D

LOANS, INVESTMENTS AND OTHER REQUIREMENTS 1

(for the Fiscal Year Ending March 31, 2015)

($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
	Receipts	Disbursements	Requirement
SUMMARY
Voted Appropriations	(192,010)	377,738	185,728
Special Accounts	(88)	67,202	67,114
Service Delivery Agencies	0	27,296	27,296
Total	(192,098)	472,236	280,138
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Environment
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(13,579)	2,456	(11,123)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(58,000)	120,000	62,000
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(12,500)	400	(12,100)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(100,000)	230,000	130,000
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims, and other disbursements	(18)	—	(18)
Ministry of Forests, Lands and Natural Resource Operations
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	67,202	67,202
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	(70)	—	(70)
Tourism Development — Development of land for sale in future years	—	600	600
Ministry of Justice
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	(2,900)	2,900	—
Ministry of Technology, Innovation and Citizens’ Services
Release of Assets for Economic Generation — Development and sale of surplus properties/buildings	(5,000)	5,000	—
Consolidated Revenue Fund Total	(192,098)	444,940	252,842
Service Delivery Agencies [2]	—	27,296	27,296
Total	(192,098)	472,236	280,138

1Further information on these financing transactions is included in the relevant ministry section of the Estimates.

2The total net cash requirement (source) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 14/15

FINANCING TRANSACTIONS	Schedule E

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES 1

(for the Fiscal Year Ending March 31, 2015)

($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

			Net Cash
	Receipts	Disbursements	Requirement

Ministry of Energy and Mines

Northwest Transmission Line	(13,000)	13,000	—

Ministry of Finance

BC Transit	(11,800)	11,800	—

BC Transportation Financing Authority	(429,000)	429,000	—

Cowichan Tribes	(2,300)	2,300	—

Municipalities or Eligible Entities	(31,700)	31,700	—

Rural Areas	(320,000)	320,000	—

South Coast British Columbia Transportation Authority	(355,600)	355,600	—

Ministry of Forests, Lands and Natural Resource Operations

Habitat Conservation Trust	(6,000)	6,000	—

Ministry of Natural Gas Development

Oil and Gas Commission	(27,241)	27,241	—

Total	(1,196,641)	1,196,641	—

1 Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 14/15

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F

(for the Fiscal Year Ending March 31, 2015)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2014/15 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2014/15 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2014/15 Estimates.

		Voted Appropriation	2014/15
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2014/15 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	9,008	9,008

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	78,949	78,949

Minister of Advanced Education¹	Ministry of Advanced Education	1,935,671
	Capital Funding	146,826	2,082,497

Minister of Agriculture	Ministry of Agriculture	67,733	67,733

Minister of Children and Family Development	Ministry of Children and Family Development	1,356,419	1,356,419

Minister of Community, Sport and Cultural Development	Ministry of Community, Sport and Cultural Development	210,718
	Auditor General for Local Government	2,600	213,318

Minister of Education[1]	Ministry of Education	5,350,361
	Capital Funding	438,217	5,788,578

Minister of Energy and Mines	Ministry of Energy and Mines	19,107	19,107

Minister of Environment	Ministry of Environment	112,957	112,957

Minister of Finance	Ministry of Finance	197,988
	Management of Public Funds and Debt	1,285,466
	Contingencies (All Ministries) and New Programs	300,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	778,000	2,561,456

ESTIMATES, 14/15

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2015)
($000)

		Voted Appropriation	2014/15
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2014/15 Estimates	Expenses (net)	Amount

Minister of Forests, Lands and Natural Resource Operations	Ministry of Forests, Lands and Natural Resource Operations	435,510
	Forest Practices Board	3,815	439,325

Minister of Health[1]	Ministry of Health	16,788,820
	Capital Funding	423,956	17,212,776

Minister of International Trade	Ministry of International Trade	36,135	36,135

Minister of Jobs, Tourism and Skills Training	Ministry of Jobs, Tourism and Skills Training	198,385	198,385

Minister of Justice and Attorney General	Ministry of Justice	1,140,381
	Electoral Boundaries Commission	2,500
	Environmental Appeal Board and Forest Appeals Commission	2,075	1,144,956

Minister of Natural Gas Development¹	Ministry of Natural Gas Development	388,940
	Capital Funding	39,244	428,184

Minister of Social Development and Social Innovation	Ministry of Social Development and Social Innovation	2,529,819	2,529,819

Minister of Technology, Innovation and Citizens’ Services	Ministry of Technology, Innovation and Citizens’ Services	527,008	527,008

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	812,293	812,293

	Total Estimated Amount		35,618,903

	Not Applicable
	Legislation	69,565
	Officers of the Legislature	48,619
	Total Voted Appropriations	35,737,087

1The Ministers of Advanced Education, Education, Health, and Natural Gas Development each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 47.

ESTIMATES, 14/15

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule G
($000)

Estimates [2]	Forecast [2]		Estimates
2013/14	2013/14		2014/15

		Revenue Summary [3]
20,657,000	20,429,000	Taxation revenue	21,473,000
2,725,000	2,696,000	Natural resource revenue	2,873,000
3,021,000	3,126,000	Other Revenue	3,311,000
6,043,000	6,000,000	Contributions from the Federal government	6,032,000
2,239,000	2,185,000	Contributions from the self-supported Crown corporations	2,575,000
34,685,000	34,436,000	Total Consolidated Revenue Fund Revenue	36,264,000

		Expense Summary [4]
75,496	75,496	Legislation	69,565
47,311	80,311	Officers of the Legislature	48,619
9,008	9,008	Office of the Premier	9,008
82,702	82,702	Ministry of Aboriginal Relations and Reconciliation	82,275
1,953,255	1,952,255	Ministry of Advanced Education	1,935,671
79,307	79,307	Ministry of Agriculture	79,733
1,344,816	1,344,816	Ministry of Children and Family Development	1,356,419
181,760	181,760	Ministry of Community, Sport and Cultural Development	221,360
5,365,750	5,364,750	Ministry of Education	5,386,762
24,141	24,141	Ministry of Energy and Mines	21,407
129,135	128,135	Ministry of Environment	133,692
203,684	201,684	Ministry of Finance	202,189
561,343	622,343	Ministry of Forests, Lands and Natural Resource Operations	591,283
16,550,698	16,435,698	Ministry of Health	16,936,070
36,135	36,135	Ministry of International Trade	36,135
198,885	198,885	Ministry of Jobs, Tourism and Skills Training	198,885
1,139,891	1,158,891	Ministry of Justice	1,155,166
371,668	371,668	Ministry of Natural Gas Development	400,940
2,487,215	2,487,215	Ministry of Social Development and Social Innovation	2,529,819
518,404	514,404	Ministry of Technology, Innovation and Citizens’ Services	527,008
812,278	809,278	Ministry of Transportation and Infrastructure	812,293
1,257,091	1,257,091	Management of Public Funds and Debt	1,285,466
2,061,027	1,780,027	Other Appropriations [5]	2,137,235
35,491,000	35,196,000	Total Appropriations	36,157,000
—	(2,000)	Elimination of transactions between appropriations [6]	(17,000)
—	(84,000)	Reversal of prior year over accruals	—
35,491,000	35,110,000	Total Consolidated Revenue Fund Expense	36,140,000
(806,000)	(674,000)	Consolidated Revenue Fund Operating Result	124,000

1 Figures other than appropriations have been rounded to the nearest million.

2 The 2013/14 Estimates and Forecast amounts have been restated to conform with the 2014/15 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

3 Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4 Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

5 See page 12 for details on Other Appropriations.

6 Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 14/15

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H
($000)

Estimates	Forecast		Estimates
2013/14	2013/14		2014/15
		School Districts
5,614,700	5,661,700	Revenue	5,683,600
(5,598,300)	(5,612,600)	Expense	(5,667,500)
16,400	49,100		16,100
		Universities
4,154,000	4,175,500	Revenue	4,227,100
(4,107,900)	(4,076,000)	Expense	(4,151,600)
46,100	99,500		75,500
		Colleges and Institutes
1,121,600	1,136,100	Revenue	1,131,900
(1,115,300)	(1,129,600)	Expense	(1,125,400)
6,300	6,500		6,500
		Health Authorities and Hospital Societies
12,771,200	12,873,100	Revenue	13,108,200
(12,771,200)	(12,865,100)	Expense	13,108,200
200	8,000		—
		Community Living BC
768,600	793,800	Revenue	814,600
(768,600)	(793,800)	Expense	(814,600)
—	—		—
		British Columbia Housing Management Commission
631,700	612,100	Revenue	660,800
(631,700)	(612,100)	Expense	(660,800)
—	—		—
		BC Pavilion Corporation
110,200	110,000	Revenue	111,900
(127,300)	(125,400)	Expense	(125,500)
(17,100)	(15,400)		(13,600)
		British Columbia Transit
316,900	301,600	Revenue	321,300
(316,900)	(301,600)	Expense	(321,300)
—	—		—
		BC Transportation Financing Authority
750,000	745,500	Revenue	629,500
(939,800)	(917,700)	Expense	(1,038,400)
(189,800)	(172,200)		(408,900)
		Provincial Rental Housing Corporation
365,100	347,100	Revenue	180,300
(60,600)	(54,900)	Expense	(50,600)
304,500	292,200		129,700

1 Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 14/15

ESTIMATED TAXPAYER SUPPORTED STAFF UTILIZATION [1]	Schedule I
(for the Fiscal Year Ending March 31, 2015)
($000)
(FTEs)

Estimates	Forecast		Estimates
2013/14	2013/14		2014/15
26,066	26,600	Ministries and special offices (CRF)	26,300
4,669	4,700	Service delivery agencies	4,680
30,735	31,300	Total taxpayer-supported staff utilization	30,980

1 Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 14/15

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget website at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                       Base Salaries — includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•                       Supplementary Salary Costs — includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•                       Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•                       Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                       Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                       Public Servant Travel — includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•                       Centralized Management Support Services — includes central agency charges to ministries for services such as legal services.

•                       Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                       Information Systems — Operating — includes all contract fees and costs related to data, voice, image, and text processing operations, and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•                       Office and Business Expenses — includes supplies and services required for the operation of offices.

•                       Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                       Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                       Utilities, Materials and Supplies — includes the cost of services such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•                       Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•                       Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                       Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                       Building Occupancy Charges — includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 14/15

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                       Transfers — Grants — includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•                       Transfers — Entitlements — includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulations.

•                       Transfers — Shared Cost Arrangements — includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•                       Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                       Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                       Other Expenses — includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                       Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                       Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                       Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue related accounts.

•                       Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                       Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•                       Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                       Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•                       Specialized Equipment — includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                       Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                       Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•                       Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•                       Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                       Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.